RAPTOR PHARMACEUTICAL CORP.,

as Issuer,

HEALTHCARE ROYALTY PARTNERS II, L.P., HCRP OVERFLOW FUND, L.P.  AND MOLAG HEALTHCARE ROYALTY, LLC,

each as Holder

 AND

the Guarantors from time to time party hereto,

as Guarantors
 _______________________

Convertible Note Purchase Agreement

Dated as of July 1, 2014

 _______________________

8.0% Convertible Senior Notes due 2019

TABLE OF CONTENTS

Page

ARTICLE 1.
 DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01	Definitions1
Section 1.02	Acts of Holder; Record Dates10
Section 1.03	Notices, Etc., to Holders and Company10
Section 1.04	Notice to Holders; Waiver10
Section 1.05	Effect of Headings and Table of Contents10
Section 1.06	Successors and Assigns10
Section 1.07	Severability Clause11
Section 1.08	Benefits of Agreement11
Section 1.09	No Recourse Against Others11

ARTICLE 2.
 PURCHASE AND ISSUANCE OF NOTES

Section 2.01	Purchase and Sale11
Section 2.02	Form of Face of Note11
Section 2.03	Form of Reverse of Note13

ARTICLE 3.
 THE SECURITIES

Section 3.01	Title and Terms; Payments20
Section 3.02	Ranking20
Section 3.03	Denominations20
Section 3.04	Execution, Delivery and Dating20
Section 3.05	Temporary Notes20
Section 3.06	Registration; Registration of Transfer and Exchange20
Section 3.07	Transfer Restrictions21
Section 3.08	[Reserved]21
Section 3.09	Mutilated, Destroyed, Lost and Stolen Notes21
Section 3.10	Persons Deemed Owners22
Section 3.11	Transfer and Exchange22
Section 3.12	Cancellation23

ARTICLE 4.
 PARTICULAR COVENANTS OF THE COMPANY

Section 4.01	Payment of Principal and Interest23
Section 4.02	Maintenance of Office or Agency23
Section 4.03	Financial Information24
Section 4.04	Offer to Repurchase upon Change of Control24
Section 4.05	Existence25
Section 4.06	Limitation on Additional Indebtedness25
Section 4.07	Legal Fee Reimbursement26
Section 4.08	Restricted Stock Legend Removal. .26

Page

ARTICLE 5.
 OPTIONAL REDEMPTION

Section 5.01	Right to Redeem26
Section 5.02	Selection of Notes to be Redeemed27
Section 5.03	Notice of Optional Redemption27
Section 5.04	Effect of Notice of Optional Redemption27
Section 5.05	[Reserved]27
Section 5.06	Notes Redeemed in Part27

ARTICLE 6.
 CONDITIONS

Section 6.01	Closing Date Conditions28

ARTICLE 7.
 CONVERSION

Section 7.01	Right to Convert29
Section 7.02	Conversion Procedure29
Section 7.03	Settlement upon Conversion30
Section 7.04	Adjustment of Conversion Rate31
Section 7.05	Effect of Reclassification, Consolidation, Merger or Sale36
Section 7.06	Adjustments of Prices37
Section 7.07	[Reserved]37
Section 7.08	Taxes on Shares Issued37
Section 7.09	Reservation of Shares37
Section 7.10	Shareholder Rights Plan37
Section 7.11	Company Determination Final37

ARTICLE 8.
 REPRESENTATIONS AND WARRANTIES

Section 8.01	Representations and Warranties of Holders38
Section 8.02	Representations and Warranties of the Credit Parties39

ARTICLE 9.
 EVENTS OF DEFAULT; REMEDIES

Section 9.01	Events of Default41
Section 9.02	Acceleration of Maturity: Waiver of Past Defaults and Rescission43
Section 9.03	[Reserved]43
Section 9.04	Unconditional Right of Holders to Receive Payment43
Section 9.05	Restoration of Rights and Remedies43
Section 9.06	Rights and Remedies Cumulative43
Section 9.07	Delay or Omission Not Waiver44
Section 9.08	Control by Holders44
Section 9.09	Undertaking for Costs44

ARTICLE 10.
 MERGER, CONSOLIDATION OR SALE OF ASSETS

Section 10.01	Company May Consolidate, etc., only on Certain Terms44
Section 10.02	Successor Substituted44

Page

ARTICLE 11.
 REGISTRATION RIGHTS

Section 11.01	Exercise of Demand44
Section 11.02	Shelf Registration45
Section 11.03	Company's Right to Participate in Certain Offerings; Underwriting45
Section 11.04	No Derivatives..46
Section 11.05	Obligations of the Company46
Section 11.06	Black-Out Periods48
Section 11.07	Effect of Failure to File and Obtain and Maintain Effectiveness of Registration Statement or Failure to Timely Convert48
Section 11.08	Obligations of Holders49
Section 11.09	Indemnification49
Section 11.10	Effectiveness; Termination; Survival50

ARTICLE 12.
 GUARANTEE

Section 12.01	Guarantee51
Section 12.02	Execution and Delivery of Guarantee52
Section 12.03	Limitation of Guarantors' Liability; Certain Bankruptcy Events52
Section 12.04	Application of Certain Terms and Provisions to the Guarantors52
Section 12.05	Releases52

ARTICLE 13.
 [RESERVED]

ARTICLE 14.
 AMENDMENTS

Section 14.01	Amendments53

ARTICLE 15.
 MISCELLANEOUS

Section 15.01	Transfer and Assignment53
Section 15.02	Notices53
Section 15.03	[Reserved]54
Section 15.04	Confidentiality54
Section 15.05	When Notes Are Disregarded55
Section 15.06	Administration and Enforcement Expenses56
Section 15.07	Legal Holidays56
Section 15.08	Governing Law56
Section 15.09	No Recourse against Others56
Section 15.10	Successors56
Section 15.11	Multiple Originals56
Section 15.12	[Reserved]56
Section 15.13	Table of Contents; Headings56
Section 15.14	Severability Clause56
Section 15.15	Calculations56
Section 15.16	Waiver of Jury Trial56
Section 15.17	Consent to Jurisdiction57
Section 15.18	Force Majeure57

-i-

Page

Exhibits

Exhibit A                          Form of Restricted Stock Legend
Exhibit B                          Form of Closing Date Certificate
-ii-

CONVERTIBLE NOTE PURCHASE AGREEMENT (this "Agreement"), dated as of July 1, 2014 between Raptor Pharmaceutical Corp., a company duly incorporated and existing under the laws of Delaware, United States of America, and having its principal office at 5 Hamilton Landing, Suite 160, Novato, CA 94949 as Issuer (the "Company"), HealthCare Royalty Partners II, L.P., as Holder, HCRP Overflow Fund, L.P., as Holder, MOLAG Healthcare Royalty, LLC, as Holder (each, a "Holder" and collectively, the "Holders"), and the Guarantors (as defined below) from time to time party hereto.

RECITALS OF THE COMPANY

WHEREAS, the Company has duly authorized the creation of an issue of 8.0% Convertible Senior Notes due 2019 (each a "Note" and collectively, the "Notes") unsecured on a general, senior unsubordinated basis and guaranteed by the Guarantors of the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Agreement; and

WHEREAS, the Company has agreed to issue the Notes to the Holders in exchange for the payment by the Holders to the Company of the Purchase Price (as defined below) and subject to the other terms set forth herein.

NOW, THEREFORE, THIS AGREEMENT WITNESSETH, for and in consideration of the premises and the purchases of the Notes by the respective Holder thereof, it is mutually agreed, for the benefit of the Company and the benefit of such Holder, as follows:

ARTICLE 1.
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01                        Definitions

.  For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(i)      the terms defined in this Article 1 have the meanings assigned to them in this Article and include the plural as well as the singular;

(ii)      all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

(iii)      the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

"Affiliate" means any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with another Person.  For the purposes of this definition, a Person will be regarded as in control of another Person (with correlative meanings for "controlled by" and "in common control with"), if such Person owns, directly or indirectly, at least thirty-five percent (35%) of the securities or Capital Stock with the ability to vote to elect directors (or similar controlling management) of such other Person, or has other comparable ownership and voting interest with respect to any entity other than a corporation.

"Agreement" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental agreement or amendment.

"Allowable Black-Out Period" has the meaning specified in Section 11.05.

"Applicable Conversion Price" means the Conversion Price in effect at any given time.

"Applicable Conversion Rate" means the Conversion Rate in effect at any given time.

"Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as now or hereinafter in effect, or any successor statute.

"Benefited Party" has the meaning specified in Section 12.01(a).

"Black-Out Period" has the meaning specified in Section 11.05.

"Board of Directors" means

(a)            with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(b)            with respect to a partnership, the board of directors of the general partner of the partnership;

(c)            with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(d)            with respect to any other Person, the board or committee of such Person serving a similar function.

"Business Day" means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

"Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

"Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, whether outstanding on the date hereof or issued after the Closing Date, but excluding Indebtedness convertible into or exchangeable for such equity.

"CFC" means Foreign Subsidiaries that are controlled foreign corporations within the meaning of Section 957 of the Code.

"Change of Control" means:

(a)            the acquisition by any Person or group (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership of any capital stock of the Company, if after such acquisition, such Person or group would be the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors, except for any such acquisition that occurs in a bona fide financing transaction for the purposes of raising capital; or

(b)            the Company shall, in a single transaction or through a series of related transactions, directly or indirectly, sell, convey, transfer, lease or otherwise dispose of all or substantially all of the Company's assets (determined on a consolidated basis for Company and its Subsidiaries) to another Person or group of affiliated Persons.

"Change of Control Offer" has the meaning specified in Section 4.04(a).

"Change of Control Payment Date" has the meaning specified in Section 4.04(b)(ii).

"Close of Business" means 5:00 p.m. New York City time.

"Closing Date" means the first date on which the conditions set forth in Section 6.1 have been satisfied and the issuance and sale of the Notes to the Holders occurs.

"Code" means the Internal Revenue Code of 1986, as amended.

"Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act.

"Common Stock" means the shares of common stock, $0.001 par value per share, of the Company as they exist on the date of this Agreement, subject to the provisions of Section 7.05.

"Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Agreement, and thereafter "Company" shall mean such successor Person.

"Confidential Information" means any and all information, whether communicated orally or in any physical form, including without limitation, financial and all other information which Disclosing Party or its authorized Representatives provide to the Recipient, together with such portions of analyses, compilations, studies, or other documents, prepared by or for the Recipient and its Representatives, which contain or are derived from information provided by Disclosing Party.  Without limiting the foregoing, information shall be deemed to be provided by Disclosing Party to the extent it is learned or derived by Recipient or Recipient's Representatives (a) from any inspection, examination or other review of books, records, contracts, other documentation or operations of Disclosing Party, (b) from communications with authorized Representatives of Disclosing Party or (c) created, developed, gathered, prepared or otherwise derived by Recipient while in discussions with Disclosing Party.  However, Confidential Information does not include any information which Recipient can demonstrate (i) is or becomes part of the public domain through no fault of Recipient or its Representatives, (ii) was known by Recipient on a non-confidential basis prior to disclosure, or (iii) was independently developed by persons who were not given access to the Confidential Information disclosed to Recipient by Disclosing Party.  For purposes of this Agreement, the party disclosing the Confidential Information shall be referred to as "Disclosing Party" and the party receiving the Confidential Information shall be referred to as the "Recipient."

"Contract" means any agreement, contract, obligation, or undertaking that is legally binding.

"Conversion Date" has the meaning specified in Section 7.02(a).

"Conversion Failure" has the meaning specified in Section 11.06(a).

"Conversion Price" means, per share of Common Stock, $1,000 divided by the Applicable Conversion Rate.

"Conversion Rate" means initially the number of shares of Common Stock per $1,000 Principal Amount of Notes equal to 1,000 divided by 17.50, subject to adjustment as set forth herein.

"Credit Agreement" means that certain Amended and Restated Loan Agreement, dated as of July 1, 2014, by and among Company and Healthcare Royalty Partners II, L.P., providing for up to $60,000,000 of term loan borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated or otherwise modified.

"Credit Agreement Indebtedness Documents" means the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement).

"Credit Parties" means, at any time, the Company and the Guarantors.

"Credit Party Documents" means, with respect to any Credit Party, the certificate of incorporation (or equivalent) of such Credit Party certified by the Secretary of State (or equivalent) of its jurisdiction or organization and the by-laws (or equivalent) of such Credit Party (and any similar documentation of any Subsidiary of the Company which becomes party to the Notes Documents).

"Default" means any event that is or with the passage of time or the giving of notice or both would become an Event of Default.

"Delay Payments" has the meaning specified in Section 11.06(a).

"Demand" has the meaning specified in Section 11.01.

"Disclosing Party" has the meaning specified in the definition of "Confidential Information."

"Disclosure Letter" means the letter dated as of the date hereof delivered to the Holders containing information with respect to the Company and its Subsidiaries.

"Disqualified Capital Stock" of any Person means any class of Capital Stock of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event (other than a Change of Control) or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the final maturity date of the Notes; provided, however, that any class of Capital Stock of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Capital Stock that is not Disqualified Capital Stock, and that is not convertible, puttable or exchangeable for Disqualified Capital Stock or Indebtedness, will not be deemed to be Disqualified Capital Stock so long as such Person satisfies its obligations with respect thereto solely by the delivery of Capital Stock that is not Disqualified Capital Stock.

"Distributed Property" has the meaning specified in Section 7.04(c).

"Domestic CFC Holdco" means any domestic Subsidiary of the Company that has no material assets other than equity in one or more Foreign Subsidiaries that are CFCs.

"Effective Date" means, for any Registration Statement, the date that such Registration Statement has been declared effective by the Commission.

"Effectiveness Deadline" has the meaning specified in Section 11.06(a).

"Effectiveness Failure" has the meaning specified in Section 11.06(a).

"Equity Conditions" means, for each day of the period in question, (a) (i) one or more Registration Statements filed pursuant to Article 11 shall be effective and the prospectus contained therein shall be available for the resale by the Holders of all of the Registrable Securities, (ii) the Common Stock shall be listed on The NASDAQ Global Market and no delisting thereof shall be pending or threatened, (iii) a sufficient number of shares of Common Stock shall be available and reserved for issuance upon conversion of all outstanding Notes at the then Applicable Conversion Rate, (iv) no Black-Out Period shall exist or be reasonably expected to exist prior to the applicable Redemption Date, (v) the Company shall have no knowledge of any facts or circumstances that would reasonably be expected to cause any such Registration Statement to not be effective or the prospectus contained therein to not be available to Holders for the resale of all of the Registrable Securities, or to be required to be amended or supplemented, in each case prior to the applicable Redemption Date, (vi) none of the Holders shall be in possession of any material, non-public information provided to them by the Company or any of its representatives, and (vii) no Default or Event of Default shall have occurred and be continuing; or (b) assuming that the relevant Holder or Holders are not and have not been for the past 3 months affiliates of the Company (as defined under Rule 144), that such Holders could sell all shares of Common Stock issuable upon conversion of the number of such Holders' Notes subject to the relevant Optional Redemption or Mandatory Conversion, as applicable, under Rule 144 at such time.
"Equity Conditions Failure" means that, on any day during the period commencing ten (10) Trading Days prior to the date on which the applicable Notice of Optional Redemption is mailed to Holders through the Redemption Date, the Equity Conditions have not been satisfied.

"Event of Default" has the meaning specified in Section 9.01.

"Ex-Dividend Date" means the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of the shares of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

"Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

"FCPA" means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

"Filing Deadline" has the meaning specified in Section 11.06(a).

"Filing Failure" has the meaning specified in Section 11.06(a).

"Financial Statements" means the audited consolidated balance sheets and related statements of operations and comprehensive loss, cash flows and changes in stockholders' equity of the Company and its Subsidiaries for the fiscal year ended December 31, 2013, and the accompanying footnotes thereto, as delivered to the Holders prior to the Closing Date.

"Foreign Subsidiary" means a Subsidiary that is organized under the laws of a jurisdiction other than the United States or any state thereof or the District of Columbia.

"GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

"Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government.

"guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

"Guarantee" means the full and unconditional guarantee provided by the Guarantors in respect of the Notes as made applicable to the Notes in accordance with the provisions of Section 12.01 hereof.

"Guarantee Obligations" shall have the meaning specified in Section 12.01.

"Guarantor" means (i) each domestic Subsidiary of the Company on the Closing Date other than any Domestic CFC Holdco, (ii) any Foreign Subsidiary that (a) is not a CFC and (b) is not a direct or indirect Subsidiary of a CFC and (iii) each Person that becomes a guarantor to this Agreement pursuant to the terms hereof, in each case, until the Guarantee of such Person has been released in accordance with the provisions of the Agreement.
"Holder" and "Holders" have the meaning specified in the first paragraph of the Recitals of the Company.

 "Indebtedness" with respect to any Person means any amount (absolute or contingent) payable by such Person as debtor, borrower, issuer, guarantor or otherwise (a) pursuant to an agreement or instrument involving or evidencing money borrowed, the advance of credit, a conditional sale or a transfer with recourse or with an obligation to repurchase or evidenced by a promissory note, bond, debenture or similar instrument, (b) pursuant to a capital lease with substantially the same economic effect as any such agreement or instrument, (c) any obligations with respect to Disqualified Capital Stock, (d) pursuant to indebtedness of a third party secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on assets owned or acquired by such Person, whether or not the indebtedness secured thereby has been assumed, (e) pursuant to an interest rate protection agreement, foreign currency exchange agreement or other hedging arrangement, (f) pursuant to a letter of credit issued for the account of such Person, or (g) all guarantees with respect to Indebtedness of the types specified in clauses (a) through (f) above of another Person.  For the avoidance of doubt, the Indebtedness of any Person shall include the Indebtedness of any other entity to the extent such Person is directly liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

"Indemnified Party" has the meaning specified in Section 11.08(c).

"Indemnifying Party" has the meaning specified in Section 11.08(c).

"Initial Expenses" has the meaning specified in Section 4.08.

"Interest Payment Date" means each of March 31, June 30, September 30 and December 31 of each year, or if any such day is not a Business Day, on the next succeeding Business Day.

"Last Reported Sale Price" means, on any Trading Day, the closing sale price per share of Common Stock (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and/or the average ask prices) of the Common Stock on that Trading Day as reported in composite transactions for the principal United States national or regional securities exchange on which the Common Stock is traded.  If the Common Stock is not listed for trading on a United States national or regional securities exchange on the relevant Trading Day, the "Last Reported Sale Price" will be the last quoted bid price per share of Common Stock in the over-the-counter market on the relevant Trading Day as reported by OTC Markets Group Inc. or similar organization selected by the Company.  If the Common Stock is not so quoted, the "Last Reported Sale Price" will be the average of the mid-point of the last bid and ask prices per share of Common Stock on the relevant date from a nationally recognized independent investment banking firm selected by the Company for this purpose.

"Law" means any federal, state, local or foreign law, including common law, and any regulation, rule, requirement, policy, judgment, order, writ, decree, ruling, award, approval, authorization, consent, license, waiver, variance or permit with, any Governmental Authority.

"Legal Holiday" is a Saturday, a Sunday or other day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

"Lien" means any mortgage or deed of trust, pledge, hypothecation, lien, charge, attachment, setoff, encumbrance or other security interest in the nature thereof (including any conditional sale agreement, equipment trust agreement or other title retention agreement, a lease with substantially the same economic effect as any such agreement or a transfer or other restriction) or other encumbrance of a similar nature.

"Maintenance Failure" has the meaning specified in Section 11.06(a).

"Material Adverse Effect" means (a) a material adverse change in the business, operations, properties, liabilities, results of operations or condition (financial or other) of the Company and the other Credit Parties, taken as a whole; (b) an adverse effect on the validity or enforceability of Notes Documents taken as a whole or any material provision hereof or thereof; (c) a material adverse effect on the ability of the Company or any other Credit Party to consummate the transactions contemplated by the Notes Documents, taken as a whole, or on the ability of the Company or any of the other Credit Parties to perform its obligations under the Notes Documents, taken as a whole; (d) an adverse effect on the rights or remedies of the Holder under any of Notes Documents, taken as a whole; and (e) a material adverse effect on the right of the Holders to receive the interest or any other payment due hereunder or under the Notes Documents, taken as a whole.
"Material Contract" means any Contract to which the Company or any of its Subsidiaries is a party or any of the respective assets or properties of the Company or any of its Subsidiaries are bound or committed (other than the Transaction Documents) and for which any breach, violation, nonperformance or early cancellation could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

"Maturity Date" means August 1, 2019.

"Merger Event" has the meaning specified in Section 7.05.

"Minimum Share Number" means for any Holder, a number of shares of Common Stock equal to the greatest of (i) 1.0% of the shares issued and outstanding as of the date of the relevant request, (ii) 50% of the number of shares of Common Stock then held by such Requesting Holder and (iii) 50% of the number of shares of Common Stock equal to the number of Notes in $1,000 Principal Amount issued to such Requesting Holder (or its predecessor in interest) on the Closing Date multiplied by the Applicable Conversion Rate.

"Notes" has the meaning specified in the first paragraph of the Recitals of the Company, and includes any Note or Notes, as the case may be, delivered under this Agreement.

"Notes Documents" means this Agreement, the Notes and the Guarantees.

"Notice of Default" means written notice provided to the Company by the Holders of a Default by the Company, which notice must specify the Default, demand that it be remedied and expressly state that such notice is a "Notice of Default."

"Notice of Optional Redemption" has the meaning specified in Section 5.03.

"Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

"Officers' Certificate" means a certificate signed (a) by the Chief Executive Officer, the President, the Chief Financial Officer or any of the Vice Presidents of the Company, and (b) by the Treasurer, any Assistant Treasurer, the Secretary, any Assistant Secretary or any of the Vice Presidents of the Company, and delivered to the Trustee.

"Open of Business" means 9:00 a.m., New York City time.

"Optional Redemption" has the meaning specified in Section 5.01(a).

"Party" means the Company, any other Credit Party or any Holder; and "Parties" means the Company, the other Credit Parties and the Holders.

 "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

"Permitted Secured Indebtedness" means

(a)            Indebtedness secured by Liens created after the Closing Date in connection with purchase money or Capital Lease Obligations, but only to the extent that the Liens securing such Indebtedness do not encumber property financed by such purchase money or Capital Lease Obligations and the proceeds thereof;

(b)            Indebtedness secured by a Lien existing on any asset prior to the acquisition thereof by the Company and any of its Subsidiaries and not enacted in contemplation of such acquisition;

(c)            Indebtedness secured by Liens arising out of (i) pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, (ii) pledges and deposits in the ordinary course of business securing liability to landlords (including obligations in respect of letters of credit or bank guarantees for the benefit of landlords), and (iii) pledges and deposits in the ordinary course of business securing liability to insurance carriers providing property, casualty or liability insurance to the Company or any Subsidiary (including obligations in respect of letters of credit or bank guarantees for the benefit of such insurance carriers);

(d)            Indebtedness secured by Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto; and

(e)            hedging agreements entered into for bona fide hedging purposes and not for speculative purposes.

"Principal Amount" of a Note means the principal amount as set forth on the face of the Note.

"Purchase Price" has the meaning specified in Section 2.01(b).

"Recipient" has the meaning specified in the definition of "Confidential Information."

"Record Date" means, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or other applicable security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or a duly authorized committee thereof, statute, contract or otherwise).

"Redemption Date" means, when used with respect to any Note to be redeemed, the date fixed for redemption pursuant to this Agreement.

"Redemption Price" means, when used with respect to any Note to be redeemed, the price at which it is to be redeemed pursuant to this Agreement.

"Reference Property" has the meaning specified in Section 7.05.

"Register" has the meaning specified in Section 3.06.

"Registrable Securities" means, shares of Common Stock actually issued upon conversion of the Notes, which shares of Common Stock are both held by, and proposed to be sold in a registered offering by, the converting Holder.  Registrable Securities will continue to be Registrable Securities until the first time at which (a) they are sold pursuant to an effective registration statement under the Securities Act, (b) they may be sold by their holder pursuant to Rule 144 under the Securities Act without limitation thereunder on volume or manner of sale, (c) the aggregate number of shares of Common Stock held by such Holder that would otherwise constitute Registrable Securities could be sold under Rule 144(e) under the Securities Act in any three-month period (determined by assuming that no other shares of Common Stock would count against such volume limitation other than shares of Common

Stock issued to such Holder upon conversion of such Holder's Notes that are, or would be, subsequently sold by such Holder in reliance on Rule 144 under the Securities Act) or (d) they will have otherwise been transferred and new securities not subject to transfer restrictions under any federal securities laws and not bearing any legend restricting further transfer will have been delivered by the Company.
"Registration Statement" means a Registration Statement of the Company required to be filed under the Securities Act covering the Registrable Securities.

"Regular Record Date" means, with respect to the payment of interest on the Notes, the Close of Business on March 15, June 15, September 15 or December 15, as the case may be, immediately preceding the relevant Interest Payment Date.

"Repayment Premium" means, as of any date on which the Company or any other Credit Party is obligated hereunder to repurchase Notes or the Notes otherwise become due and payable (including, but not limited to, the Maturity Date or upon redemption), a premium of the Principal Amount thereof based on the percentage of the Principal Amount of Notes to be so repurchased or repaid of 10.0%.

"Representative" means, with respect to any Person, any stockholder, member, partner, manager, director, officer, employee, agent, advisor or other representative of such Person.

"Requesting Holder" has the meaning specified in Section 11.01.

"Restricted Note" has the meaning specified in Section 3.07(a)(i).

"Restricted Notes Legend" means a legend substantially in the form set forth in Section 2.01(c).

"Restricted Stock Legend" means a legend substantially in the form set forth in Exhibit A hereto.

"Rule 144" means Rule 144 under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

"Securities Act" means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

"Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and all fees and disbursements of counsel for any Holder (which shall, in any event, be paid by such Holder).

"Shelf Registration" has the meaning specified in Section 11.02.

"Shelf Registration Statement" has the meaning specified in Section 11.02.

"Spin-Off" has the meaning specified in Section 7.04(c).

"Subsidiary" means, with respect to any specified Person:

(a)            any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(b)            any partnership or limited liability company of which (i) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (ii) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

"Successor Company" has the meaning specified in Section 10.01(i).

"Third Party" means any Person other than the Company or its Affiliates.

"Trading Day" means a day during which (i) trading in securities generally occurs on the principal United States national or regional securities exchange on which the Common Stock is then listed or admitted for trading or, if the Common Stock is not then listed or admitted for trading on a United States national or regional securities exchange, on the principal other market on which the Common Stock is then traded, and (ii) a Last Reported Sale Price for the Common Stock is available on such securities exchange or market.  If the Common Stock is not so listed or traded, "Trading Day" means a Business Day.

"Transaction Documents" means the Notes Documents and the Credit Party Documents.

"Transferred Guarantor" has the meaning specified in Section 12.05.

"U.S." means the United States of America.

"Valuation Period" has the meaning set forth in Section 7.04(c).

"Vice President" means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

Section 1.02                        Acts of Holder; Record Dates

.  Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Company in reliance thereon, whether or not notation of such action is made upon such Note.

Section 1.03                        Notices, Etc., to Holders and Company

.  Any request, demand, authorization, direction, notice, consent, waiver or Act of the Holders or other document provided or permitted by this Agreement to be made upon, given or furnished to, or filed with the Company shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, overnight postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument, with a copy to the address specified in Section 15.02, or at any other address previously furnished in writing to the Holders by the Company.

Section 1.04                        Notice to Holders; Waiver

.  Where this Agreement provides for notice to the Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, overnight postage prepaid, to the Holders affected by such event, at such Holder's address specified in Section 15.02, or at any other address previously furnished in writing to such Holder by the Company.  Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.

Section 1.05                        Effect of Headings and Table of Contents

.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof, and all Article and Section references are to Articles and Sections, respectively, of this Agreement unless otherwise expressly stated.

Section 1.06                        Successors and Assigns

.  All covenants and agreements in this Agreement by the Company or the Holders, as applicable, shall bind its successors and assigns, whether so expressed or not.

Section 1.07                        Severability Clause

.  In case any provision in this Agreement or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.08                        Benefits of Agreement

.  Nothing in this Agreement or in the Notes, express or implied, shall give to any Person, other than the parties hereto, their respective successors hereunder, any Holder of Notes and the persons, entities specifically referenced in Section 11.09 and Indemnitee any benefit or any legal or equitable right, remedy or claim under this Agreement.
Section 1.09                        No Recourse Against Others

.  No director, officer, employee, shareholder or Affiliate of the Company (other than the Guarantors as provided in the Guarantees)  from time to time shall have any liability for any obligations of the Company under the Notes or this Agreement.  Each Holder by accepting a Note waives and releases such liability.

ARTICLE 2.
PURCHASE AND ISSUANCE OF NOTES

Section 2.01                        Purchase and Sale

.

(a)            Upon the terms and subject to the conditions of this Agreement, on the basis of the representations and warranties hereby contained, the Company agrees to sell to each Holder and each Holder, severally and not jointly, agrees to purchase from the Company upon the satisfaction of the conditions set forth in Section 6.01, which shall be no earlier than fifteen (15) Business Days following the date of the execution of this Agreement, an amount in U.S. Dollars equal to its respective Purchase Price set forth below in immediately available funds and the Company agrees to issue to each Holder the respective aggregate Principal Amounts of Notes set forth below, on the Closing Date.  The purchase and sale of Notes pursuant to this Agreement shall occur at the offices of Cahill Gordon & Reindel llp, 80 Pine Street, New York, New York 10005 on the Closing Date.  The Company will not be obligated to effect any element of such transactions on the Closing Date unless each Holder has satisfied its obligations with respect to its respective Purchase Price.

(b)            For each Holder, the respective purchase price (the "Purchase Price") payable on the Closing Date and the aggregate Principal Amount of Notes issuable by the Company on the Closing Date, in each case, upon the terms and subject to the conditions of this Agreement, are set forth below:

(i)      for HealthCare Royalty Partners II, L.P., Forty Million Dollars ($40,000,000.00) less the Initial Expenses and $40,000,000.00 aggregate Principal Amount of Notes;

(ii)      for HCRP Overflow Fund, L.P., Fifteen Million Dollars ($15,000,000.00) and $15,000,000.00 aggregate Principal Amount of Notes; and

(iii)      for MOLAG Healthcare Royalty, LLC, Five Million Dollars ($5,000,000.00) and $5,000,000.00 aggregate Principal Amount of Notes.

(c)            The Notes shall initially be issued in the form of permanent Notes in registered form in substantially the form set forth in this Article.

Section 2.02                        Form of Face of Note

.

THE NOTES REPRESENTED HEREBY, AND ANY SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION THEREOF, HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED, HEDGED OR OTHERWISE TRANSFERRED, EXCEPT(1) (X) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND A CURRENT PROSPECTUS, (Y) IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT, OR (Z) PURSUANT TO ANOTHER APPLICABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND (2) WITH THE COMPANY'S PRIOR WRITTEN CONSENT AS PROVIDED IN SECTION 3.11(a)(iv) OF THE AGREEMENT.

PRIOR TO GIVING EFFECT TO ANY TRANSACTION IN ACCORDANCE WITH THE FOREGOING PARAGRAPH, THE COMPANY AND THE TRANSFER AGENT FOR THE COMMON STOCK, AS APPLICABLE, RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER

TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.  NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR UNITED STATES FEDERAL INCOME TAX PURPOSES.  THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY OF THIS NOTE MAY BE OBTAINED AT ANY TIME BEGINNING NO LATER THAN 10 DAYS AFTER THE DATE HEREOF BY WRITING TO:  RAPTOR PHARMACEUTICAL CORP., 5 HAMILTON LANDING, SUITE 160, NOVATO, CA 94949, ATTENTION:  CHIEF FINANCIAL OFFICER.

8.0% Convertible Senior Notes due 2019

No. [   ] U.S. $[         ]

Raptor Pharmaceutical Corp., a company duly incorporated and validly existing under the laws of the state of Delaware in the United States of America (herein called the "Company"), which term includes any successor corporation under the Agreement referred to on the reverse hereof), for value received hereby promises to pay to [___________], or registered assigns, the principal sum of [______________________________] UNITED STATES DOLLARS (U.S. $[_______________]) (which amount may from time to time be increased or decreased by adjustments made on the records of the Company in accordance with the below referred Agreement) on August 1, 2019.  The Company will pay principal of any Note and interest and premium thereon, as provided on the reverse hereof, in immediately available funds to the Holder on each Interest Payment Date, Redemption Date or other payment date, as the case may be.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder the right to convert this Note into shares of Common Stock of the Company and to the ability of the Company to purchase this Note upon certain events, in each case, on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Agreement referred to on the reverse hereof.  Such further provisions shall for all purposes have the same effect as though fully set forth at this place.  Capitalized terms used but not defined herein shall have such meanings as are ascribed to such terms in such Agreement.  In the case of any conflict between this Note and such Agreement, the provisions of such Agreement shall control.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

RAPTOR PHARMACEUTICAL CORP.

By:
        Name:
        Title:

By:
        Name:
        Title:

Date:  _______________________

Section 2.03                        Form of Reverse of Note

.

RAPTOR PHARMACEUTICAL CORP.

8.0% Convertible Senior Notes due 2019

This Note is one of a duly authorized issue of Notes of the Company, designated as its 8.0% Convertible Senior Notes due 2019 (the "Notes"), initially limited in aggregate principal amount to $60,000,00 all issued or to be issued under and pursuant to a Convertible Note Purchase Agreement dated as of  July __], 2014 (the "Agreement") between the Company, the Guarantors named therein, HealthCare Royalty Partners II, L.P., HCRP Overflow Fund, L.P. and MOLAG Healthcare Royalty, LLC, each as Holder (each a "Holder" and collectively, "Holders") and the Guarantors from time to time party thereto, to which Agreement and all agreements supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Company and the Holder of the Notes.

Except as provided for in the Agreement, principal and premium on this Note shall be payable only against surrender therefor, while payments of interest on this Note shall be made, in accordance with the Agreement and subject to applicable laws and regulations, by wire transfer to such account as any Holder shall designate by written instructions received by the Company no less than fifteen (15) days prior to any applicable Interest Payment Date, which wire instruction shall continue in effect until such time as the Holder otherwise notifies the Company or such Holder no longer is the registered owner of this Note.

Interest.  The Notes will bear interest at a rate of 8.0% per year.  Interest on the Notes will accrue from, and including the Closing Date, or from the most recent date to which interest has been paid or duly provided for.  Interest will be payable quarterly in arrears on each Interest Payment Date, beginning September 30, 2014.

Interest will be paid to the person in whose name a Note is registered at the Close of Business on the Regular Record Date (whether or not such date is a Business Day), as the case may be, immediately preceding the relevant Interest Payment Date.  Interest on the Notes will be computed on the basis of a 360-day year composed of twelve 30-day months.

To the extent that the payment of such interest shall be legally enforceable, upon the occurrence of and during the continuation of a Default or an Event of Default under Section 9.01(a) or 9.02(b) of the Agreement (such Default or Event of Default, a "Payment Default") (x) the interest rate borne by the Notes shall increase by, and (y) any principal of, or premium or installment of interest on, this Note which is overdue shall bear interest ("default interest") at the rate of, in each case, 1.0% per annum in excess of the rate of interest then borne by the Notes from the date of such Payment Default until cured or waived, and such default interest shall be payable in cash on each succeeding Interest Payment Date.

The Company will pay the additional interest on the Notes as provided by Article 11.

Interest will cease to accrue on a Note upon its maturity, conversion or redemption, as the case may be.

Ranking.  The Notes constitute a general, senior unsubordinated and unsecured obligation of the Company and are guaranteed by certain subsidiaries of the Company.

Redemption at the Option of the Company.  No sinking fund is provided for the Notes.  The Notes are redeemable from time to time as a whole or in part, at any time at the option of the Company if at any time the Last Reported Sale Price of the Company's Common Stock has been greater than 175% of the Conversion Price then in effect for each Trading Day during any 30 consecutive Trading Day period.  The Redemption Price for any such Optional Redemption is equal to 100% of the Principal Amount of the Notes to be redeemed and the Repayment Premium thereon, together with accrued and unpaid interest to, but excluding, the Redemption Date.

Payment of Redemption Price.  If money sufficient to pay the Redemption Price of all Notes or portions thereof to be redeemed on a Redemption Date is paid to the Holder on the Redemption Date, such Notes will cease to be outstanding and interest will cease to accrue on such Notes (or portions thereof) immediately after such Redemption Date and the Holder thereof shall have no other rights as such (other than the right to receive the Redemption Price upon surrender of such Note).

Conversion.  Subject to and upon compliance with the provisions of the Agreement (including without limitation the conditions of conversion of this Note set forth in Article 7 thereof), the Holder hereof has the right, at its option, to convert the Principal Amount hereof or any portion of such principal which is $1,000 or an integral multiple of $1,000 in excess thereof, into shares of Common Stock at the Applicable Conversion Rate.  The Conversion Rate is initially 57.14 shares of Common Stock per $1,000 Principal Amount of Notes (equivalent to an initial Conversion Price of approximately $17.50), subject to adjustment in certain events described in the Agreement.  Upon conversion, the Company will deliver shares of Common Stock as set forth in the Agreement.  No fractional shares will be issued upon any conversion.

In the event of a deposit or withdrawal of an interest in this Note, including an exchange, transfer, redemption or conversion of this Note in part only, the Company shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the Agreement.

Offers to Purchase Notes.  The Agreement provides that, subject to certain conditions and limitations, upon a Change of Control, the Company shall be required to make an offer to purchase all of the Notes as provided  in the Agreement.

Acceleration of Maturity.  Subject to certain exceptions in the Agreement, if an Event of Default shall occur and be continuing, the Principal Amount, together with the Repayment Premium plus interest through such date on all the Notes, may be declared due and payable in the manner and with the effect provided in the Agreement.

Amendments; Waiver of Past Defaults.  The Agreement permits the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Agreement at any time by the Company and Holders.  The Agreement also contains provisions permitting the Holders to waive compliance by the Company with certain provisions of the Agreement and certain past Defaults under the Agreement and their consequences.  Any such consent or waiver by the Holders of any provision of or applicable to this Note shall be conclusive and binding upon such Holders and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

Registration of Transfer and Exchange.  As provided in the Agreement and subject to certain limitations therein set forth, including the Company's prior written consent, the transfer of this Note is registrable in the books and records of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the United States, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holders hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate Principal Amount, will be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company and any agent of the Company may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Representations and Warranties of Holders.  The Holder hereby makes the representations and warranties set forth in Article 8 of the Agreement.

Representations and Warranties of the Credit Parties.  The Credit Parties hereby make the representations and warranties set forth in Section 8.2 of the Agreement.

Denominations.  The Notes are issuable only in registered form in denominations of $1,000 and any integral multiple of $1,000 in excess thereof, as provided in the Agreement and subject to certain limitations therein set forth.  Notes are exchangeable for a like aggregate Principal Amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

This Note and any claim, controversy or dispute arising under or related to this Note shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Note that are defined in the Agreement shall have the meanings assigned to them in the Agreement.

NOTATION OF GUARANTEE

The Guarantors listed below (hereinafter referred to as the "Guarantors," which term includes any successors or assigns under the Agreement, dated the date hereof, among the Company, the Guarantors named therein, HealthCare Royalty Partners II, L.P., HCRP Overflow Fund, L.P. and MOLAG Healthcare Royalty, LLC, each as Holder (each a "Holder" and collectively, "Holders") (the "Agreement")), have jointly, severally, irrevocably and unconditionally guaranteed on a senior unsubordinated basis the Guarantee Obligations (as defined in Section 12.01 of the Agreement), which include (i) the due and punctual payment and/or full performance of the principal of, with respect to, and interest on, the 8.0% Convertible Senior Notes due 2019 (the "Notes"), whether at maturity, by acceleration, upon redemption, upon conversion or otherwise, the due and punctual payment of interest on the overdue principal and (to the extent permitted by law) interest on any interest on the Notes, and the due and punctual performance of all other obligations of the Company, to the Holders all in accordance with the terms set forth in Article 12 of the Agreement, and (ii) in case of any extension of time of payment or renewal of any Notes or any such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration, call for redemption or otherwise.

The obligations of the Guarantors to the Holders pursuant to this Guarantee and the Agreement are expressly set forth in Article 12 of the Agreement and reference is hereby made to such Agreement for the precise terms of this Guarantee.

No past, present or future trustee, officer, employee, incorporator or shareholder (direct or indirect) of the Guarantors (or any such successor entities), as such, shall have any liability for any obligations of the Guarantors under this Guarantee or the Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation.

The Guarantors hereby waive diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, the benefit of discussion, protest or notice with respect to the Notes and all demands whatsoever.

The Guarantors as principal obligors and as separate and independent obligations and liability from their other obligations and liabilities under the Agreement jointly and severally agree to indemnify and keep indemnified each Holder in full and on demand in respect of the performance and discharge of the Guarantee Obligations (except where the Company's failure to perform or discharge the Guarantee Obligations results from such Holder's failure to comply with its obligations under the Agreement or the Company contesting any payment or part of a payment in good faith).

This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon the Guarantors and their successors and assigns until full and final payment of all of the Company's obligations under the Notes and Agreement or until legally discharged in accordance with the Agreement and shall inure to the benefit of the successors and assigns of the Holders, and, in the event of any transfer or assignment of rights by any Holder, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.  This is a Guarantee of payment and performance and not of collectability.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is noted shall have been executed by the Company under the Agreement by the manual or facsimile signature of one of its authorized officers.

THE TERMS OF ARTICLE 12 OF THE AGREEMENT ARE INCORPORATED HEREIN BY REFERENCE.  Capitalized terms used herein have the same meanings given in the Agreement unless otherwise indicated.

This document has been executed as a deed and is delivered and takes effect on the date stated below.

Executed as a deed by [       ]
acting by [_____________________] and
[_____________________]

...............................................Director

...............................................Director

 Date:

CONVERSION NOTICE

If you want to convert this Note into Common Stock of the Company, check the box:  [  ]

To convert only part of this Note, state the Principal Amount to be converted (which must be $1,000 or an integral multiple of $1,000 in excess thereof):

$

Signature Guarantee:

Note:  Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Company or the transfer agent for the Company's Common Stock, as applicable, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Company or the transfer agent for the Company's Common Stock in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased in its entirety by the Company pursuant to Section 4.04 of the Agreement, check the box:

If you want to elect to have only a part of the principal amount of this Note purchased by the Company pursuant to Section 4.04 of the Agreement, state the portion of such amount:  $[●].

Dated:	Your Signature:
(Sign exactly as name appears on the other side of this Note)

ARTICLE 3.
THE SECURITIES

Section 3.01                        Title and Terms; Payments

.  The aggregate Principal Amount of Notes that may be executed and delivered under this Agreement is initially limited to $60,000,000 (the "Initial Notes"), except for Notes delivered upon registration or transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 3.05, 3.06, 3.07, 3.09, 3.11 or 5.06.

The Notes shall be known and designated as the "8.0% Convertible Senior Notes due 2019" of the Company.  The Principal Amount plus the Repayment Premium shall be payable on the Maturity Date.

Interest on Notes will be by wire transfer in immediately available funds to such Holder's account designated prior to the Closing Date and within the United States, which designation shall remain in effect until such Holder notifies the Company to the contrary in writing.  The Company will pay principal of, and interest and premium on, Notes in immediately available funds to the registered holder of such Note, on each Interest Payment Date, Redemption Date or other payment date, as the case may be.

Any Notes repurchased by the Company will be retired and no longer outstanding hereunder.

Section 3.02                        Ranking

.  The Notes constitute a general, senior unsubordinated obligation of the Company and are guaranteed by the Guarantors.

Section 3.03                        Denominations

.  The Notes shall be issuable only in registered form without coupons and in denominations of $1,000 and any integral multiple of $1,000 in excess thereof.

Section 3.04                        Execution, Delivery and Dating

.  The Notes shall be executed on behalf of the Company (a) by its Chief Executive Officer, its President, its Chief Financial Officer or any of its Vice Presidents and (b) by its Treasurer, any Assistant Treasurer, the Secretary or any of its Vice Presidents.

Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the execution and delivery of such Notes or did not hold such offices at the date of such Notes.

Each Note shall be dated the date of its issuance.

Section 3.05                        Temporary Notes

.  Pending the preparation of definitive Notes, the Company may execute temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes; provided, that any such temporary Notes shall bear legends on the face of such Notes as set forth in Section 2.02.

If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay.  After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at any office or agency of the Company designated pursuant to Section 4.02, without charge to the relevant Holder.  Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute a like Principal Amount of Notes of authorized denominations.  Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Agreement as Notes.

Section 3.06                        Registration; Registration of Transfer and Exchange

.  The Company shall maintain a register (the "Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes.

Upon surrender for registration of transfer of any Note at an office or agency of the Company designated pursuant to Section 4.02 for such purpose, the Company shall execute one or more new Notes of any authorized denominations and of a like aggregate Principal Amount and tenor, each such Note bearing such restrictive legends as may be required by this Agreement.
All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Agreement, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by the Holder thereof or his attorney duly authorized in writing.  As a condition to the registration of transfer of any Notes, the Company may require evidence satisfactory to them as to the compliance with the restrictions set forth in the legend on such Notes.

No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 3.05 not involving any transfer.

Section 3.07                        Transfer Restrictions

.

(a)            Restricted Notes.

Every Note (and all securities issued in exchange therefor or substitution thereof) that bears, or that is required under this Section 3.07 to bear, the Restricted Notes Legend will be deemed to be a "Restricted Note."  Each Restricted Note will be subject to the restrictions on transfer set forth in this Agreement (including in the Restricted Notes Legend) unless such restrictions on transfer are eliminated or otherwise waived by written consent of the Company, and each Holder of a Restricted Note, by such Holder's acceptance of such Restricted Note, will be deemed to be bound by the restrictions on transfer applicable to such Restricted Note.

Any Note (or any security issued in exchange therefor or substitution thereof, except any shares of Common Stock issued upon the conversion thereof) will bear the Restricted Notes Legend unless the Company reasonably determines that the Restricted Notes Legend may be removed from such Note.

(b)            Restricted Stock.

Every share of Common Stock that bears, or that is required under this Section 3.07 to bear, the Restricted Stock Legend will be deemed to be "Restricted Stock."  Each share of Restricted Stock will be subject to the restrictions on transfer set forth in this Agreement (including in the Restricted Stock Legend) and will bear a restricted CUSIP number unless such restrictions on transfer are waived by written consent of the Company, and each Holder of Restricted Stock, by such Holder's acceptance of Restricted Stock, will be deemed to be bound by the restrictions on transfer applicable to such Restricted Stock.

Any share of Common Stock issued upon the conversion of a Note will be issued in definitive, certificated format and will bear the Restricted Stock Legend unless the Company reasonably determines that such share of Common Stock need not bear the Restricted Stock Legend and/or need not be issued in such format.

(c)            As used in this Section 3.07, the term "transfer" means any sale, pledge, hedging transaction, transfer, loan, hypothecation or other disposition whatsoever of any Restricted Note, any interest therein or any Restricted Stock.

Section 3.08                        [Reserved]

.

Section 3.09                        Mutilated, Destroyed, Lost and Stolen Notes

.  If any mutilated Note is surrendered to the Company, the Company shall execute and deliver in exchange therefor a new Note of like tenor and Principal Amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company (i) evidence to its satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by its to save it and any of its agents harmless, then, in the absence of notice to the Company that such Note has been acquired by a bona fide purchaser, the Company shall execute, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and Principal Amount and bearing a number not contemporaneously outstanding.
In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section 3.09, the Company may require payment by the relevant Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.

Every new Note issued pursuant to this Section 3.09 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 3.10                        Persons Deemed Owners

.  Prior to due presentment of a Note for registration of transfer to the Company or any agent of the Company, the Company and/or such agent may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of the principal of such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company nor any agent of the Company shall be affected by notice to the contrary.

Section 3.11                        Transfer and Exchange

.

(a)            Provisions Applicable to All Transfers and Exchanges.

Subject to the restrictions set forth in this Section 3.11 and elsewhere in this Agreement, Notes may be transferred or exchanged from time to time as desired, and each such transfer or exchange will be noted by the Company in the Register.

All Notes issued upon any registration of transfer or exchange in accordance with this Agreement will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Agreement as the Notes surrendered upon such registration of transfer or exchange.

No service charge will be imposed on any Holder of a Note for any exchange or registration of transfer, but the Company may require such Holder to pay a sum sufficient to cover any transfer tax, assessment or other governmental charge imposed in connection with such registration of transfer or exchange.

Unless the Company specifies otherwise, the Company will not be required to exchange or register a transfer of any Note (i) that has been surrendered for conversion or (ii) as to which Section 5.06 is applicable, in each case, except to the extent any portion of such Note is not subject to the foregoing.

Notwithstanding anything to the contrary herein, no transfer or exchange of any Note will be permitted without the prior written consent of the Company (not to be unreasonably withheld, conditioned or delayed, it being understood and agreed that the Company may withhold its consent to such a transfer or exchange if the Board of Directors determines in good faith that such transfer would not be in the best interest of the Company based on the proposed transferee's investment intention or investment history).

(b)            Transfer and Exchange of Notes.

If a transfer of a Note is otherwise permitted hereunder, a Holder may transfer such Note by:  (A) surrendering such Note for registration of transfer to the Company, together with any endorsements or instruments of transfer required by any of the Company; (B) delivering any documentation that the Company requires to ensure that such transfer complies with Section 3.07 and any applicable securities laws; and (C) satisfying all other requirements for such transfer set forth in this Section 3.11 and Section 3.07.  Upon the satisfaction of conditions (A), (B) and (C), the Company, in accordance with Section 3.04, will promptly execute and deliver, in the name of the designated transferee or transferees, one or more new Notes, of any authorized denominations, having like aggregate Principal Amount and bearing any restrictive legends required by Section 3.07.

A Holder may exchange a Note for other Notes of any authorized denominations and aggregate Principal Amount equal to the aggregate Principal Amount of the Notes to be exchanged by surrendering such Notes, together with any endorsements or instruments of transfer required by the Company at any office or agency maintained by the Company for such purposes pursuant to Section 4.02.  Whenever a Holder surrenders Notes for exchange, the Company, in accordance with Section 3.04, will promptly execute and deliver the Notes that such Holder is entitled to receive, bearing registration numbers not contemporaneously outstanding and any restrictive legends that such Notes are to bear under Section 3.07.

Section 3.12                        Cancellation

.  The Company at any time may cancel any Notes previously delivered hereunder that the Company may have acquired in any manner whatsoever.  All Notes surrendered for registration of transfer, exchange, payment, purchase, repurchase, conversion (pursuant to Article 7 hereof) or cancellation will be subject to immediate cancellation by the Company.  If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are cancelled.  The Notes so acquired, while held by or on behalf of the Company or any of its Subsidiaries, shall not entitle the Holder thereof to convert the Notes.  The Company may not issue new Notes to replace Notes it has paid in full or cancelled.

ARTICLE 4.
PARTICULAR COVENANTS OF THE COMPANY

Section 4.01                        Payment of Principal and Interest

.  The Company covenants and agrees that it shall duly and punctually pay or cause to be paid the principal of, interest and premium on each of the Notes to the applicable Holder of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.  If any Interest Payment Date, the Maturity Date, any Change of Control Payment Date or any Redemption Date is not a Business Day, payment will be made on the next succeeding Business Day, and no additional interest will accrue thereon in respect of such delay.

The Company shall pay interest on overdue principal and premium, and interest on overdue interest  (including, in each case, post-petition interest on a proceeding under any bankruptcy law to the extent permitted thereunder) at the rate specified in the Notes.

Section 4.02                        Maintenance of Office or Agency

.  The Company shall maintain an office or agency in the United States, where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion and where notices and demands to or upon the Company in respect of the Notes and this Agreement may be served.  The Company shall give prompt written notice to the Holder of the location, and any change in the location, of such office or agency.

The Company may also from time to time designate co-registrars and one or more offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.

The Company will give prompt written notice of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03                        Financial Information

.

(a)            In the event that any such information is not required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act or for any reason has not been so filed, the Company shall furnish to the Holders, on or before the forty-fifth (45th) day after the last day of each of the first three quarters of each fiscal year, the unaudited consolidated balance sheet of the Company and its Subsidiaries as at the close of such quarter and unaudited consolidated statement of operations and comprehensive income (loss) and cash flows of the Company and its Subsidiaries for such quarter, duly certified by the chief financial officer of the Company as having been prepared in accordance with GAAP (subject to year-end adjustments and the absence of footnotes).

(b)            In the event that any such information is not required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act or for any reason has not been so filed, the Company shall furnish to the Holders, on or before the ninetieth (90th) day after the last day of each fiscal year, the audited consolidated balance sheet of the Company and its Subsidiaries as at the last day of such fiscal year and audited consolidated statement of operations and comprehensive income (loss) and cash flows of the Company and its Subsidiaries for such fiscal year, in each case accompanied by the report thereon of the Company's independent registered public accounting firm of nationally or regionally recognized standing.

(c)            The Company shall provide to the Holders with written notice as promptly as practicable after each Default or Event of Default, each other event that has or could reasonably be expected to have a Material Adverse Effect.

Section 4.04                        Offer to Repurchase upon Change of Control

.

(a)            In the event that a Change of Control occurs, the Company shall make an offer (a "Change of Control Offer") to each Holder to purchase all or any portion of such Holder's Notes at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus the Repayment Premium, plus accrued and unpaid interest to the Change of Control Payment Date (the "Change of Control Payment"), in accordance with the procedures set forth in Section 4.04(b).  The right and obligation of the Company to consummate the Change of Control Offer may be conditioned on the consummation of the transaction resulting in the Change of Control.

(b)            Within 30 days after any Change of Control, the Company shall send, by overnight mail, a notice to each Holder describing in reasonable detail the transaction that will result in such Change of Control and stating:

(i)      that the Change of Control Offer is being made pursuant to this Section 4.04 and that all Notes tendered will be accepted for payment;

(ii)      the purchase price and the purchase date (which may be immediately after the Change of Control occurs) no earlier than 20 days nor later than 60 days from the date of such notice, subject to postponement to the extent the Company reasonably determines it is required to comply with applicable law (the "Change of Control Payment Date");

(iii)      that any Notes not tendered will continue to accrue interest;

(iv)      that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(v)      that the Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to Company or its designated representative for such purpose at the address specified in the notice prior to 5:00 p.m. Eastern Time two (2) Business Days preceding the Change of Control Payment Date;
(vi)      that the Holders will be entitled to withdraw their election if the Company or its designated representative for such purpose receives, not later than 5:00 p.m. Eastern Time one (1) Business Day preceding the Change of Control Payment Date, a transmission by electronic mail or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing its election to have the Notes purchased; and

(vii)                    that the Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

(c)            On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) pay (by wire) to each Holder so tendered the Change of Control Payment for such Notes, and (iii) execute and mail by overnight mail to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any.  The Company shall inform the Holders in writing of the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(d)            The Company will use commercially reasonable efforts to give notice to the Holders of the anticipated effective date of a Change in Control at least 10 Business Days prior to the anticipated effective date or, if the Company does not have knowledge of such transaction or event at least 10 Business Days prior to the anticipated effective date, within three Business Days of the date upon which the Company receives written notice, or otherwise becomes aware, of such transaction or event; provided that, notwithstanding the foregoing, in no event will the Company be required to provide such notice to the Holders before the earlier of (i) such third Business Day and (ii) the earlier of such time as the Company or its Subsidiaries (x) have publicly disclosed or acknowledged the circumstances giving rise to such transaction or event and (y) are required to publicly disclose under applicable law or the rules of any securities exchange on which the Common Stock is then listed or admitted for trading the circumstances giving rise to such transaction or event.

Section 4.05                        Existence

.  Subject to Article 10, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights (charter and statutory); provided, however, that the Company shall not be required to preserve any such right if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company.

Section 4.06                        Limitation on Additional Indebtedness

.  Neither the Company nor any of its Subsidiaries shall, directly or indirectly, incur or suffer to exist any Indebtedness; provided that the Company and its Subsidiaries may incur:

Permitted Secured Indebtedness;

Indebtedness existing on the Closing Date and set forth on Schedule 4.06(c) of the Disclosure Letter; provided that the amounts outstanding under that certain WellsOne Commercial Card Express Agreement, dated as of December 21, 2010, by and between Raptor Therapeutics Inc. and Wells Fargo Bank, N.A., as amended December 8, 2011, may be increased up to $750,000;

unsecured Indebtedness in an aggregate principal amount at any time outstanding not to exceed $2,000,000;

other unsecured Indebtedness which does not represent borrowed money, capital leases or purchase money obligations in an aggregate principal amount at any time outstanding not to exceed $500,000, provided such was incurred in the ordinary course of business;

Indebtedness arising out of the refinancing, extension, renewal or refunding of any Indebtedness permitted by any of the foregoing clauses of this Section 9.05, provided that such Indebtedness is not increased and is not secured by any additional assets;

intercompany Indebtedness (i) among the Credit Parties and (ii) owing by any Foreign Subsidiary to any other Foreign Subsidiary or any Credit Party;

Indebtedness in an aggregate principal amount not to exceed $60,000,000 under the Credit Agreement Indebtedness Documents, as in effect on the Closing Date; and

(h)            unsecured Indebtedness of the Company consisting of convertible debt securities which shall be convertible only into the Company's common stock and only at a conversion price (after taking into account any related call spread overlay or any other similar derivative transactions which increase the effective conversion price to the Company) greater than 150% of the Conversion Price as in effect from time to time; provided that (i) no Default or Event of Default shall have occurred or be continuing or would result therefrom, (ii) such Indebtedness will not be guaranteed by any Person other than the Guarantors  and (iii) otherwise on terms and conditions (including, without limitation, mandatory conversion provisions) no more favorable to the holders thereof than to the Holders of the Notes.

Section 4.07                        Legal Fee Reimbursement

.  Upon the consummation of the transactions contemplated hereby on the Closing Date, the Company agrees to pay on the Closing Date or promptly thereafter (it being understood that the Company may elect the pay such amounts by a pro rata reduction of the Purchase Price of each Holder) the lesser of (i) the aggregate reasonable costs and expenses of the Holders (including legal fees of counsel to the Holders) in connection with the negotiation, preparation and execution of this Agreement and the amendment and restatement of the Credit Agreement and (ii) $250,000.00 (the "Initial Expenses").

Section 4.08                        Restricted Stock Legend Removal. In connection with any transfer of Common Stock issued upon conversion of the Notes by a Holder thereof, which Common Stock (i) will be sold under an effective registration statement under the Securities Act and a current prospectus or (ii) will be sold in accordance with Rule 144 und the Securities Act, the Company will use reasonable efforts to cause the transfer agent for the Common Stock to promptly remove any Restricted Stock Legend appearing on the certificates representing such Common Stock.

ARTICLE 5.
OPTIONAL REDEMPTION

Section 5.01                        Right to Redeem

.

(a)            The Notes may be redeemed in whole or in part at the option of the Company if, at any time (whether concurrently with or at any time prior to the delivery of the relevant Notice of Optional Redemption) the Last Reported Sale Price of the Common Stock has been greater than or equal to 175% of Conversion Price then in effect for each Trading Day during any 30 consecutive Trading Day period (such redemption, an "Optional Redemption").

(b)            If the Company elects to redeem Notes pursuant to an Optional Redemption, the Redemption Price shall be payable in cash and shall be equal to 100% of the Principal Amount of Notes redeemed and the Repayment Premium thereon, together with accrued and unpaid interest to, but excluding, the Redemption Date, or, in the case of a Default by the Company in the payment of the Redemption Price, the day on which such Default is no longer continuing; provided, however, that if Notes are redeemed on a date that is after a Regular Record Date and prior to the corresponding Interest Payment Date, the accrued interest payable in respect of such Interest Payment Date shall not be payable to Holders of the Notes to whom the Principal Amount of the Notes being redeemed pursuant to the Optional Redemption is paid, and shall instead pay the full amount of the relevant interest payment on such Interest Payment Date to the Holder of record on the relevant Regular Record Date for the corresponding Interest Payment Date.

(c)            No Notes may be redeemed by the Company pursuant to an Optional Redemption (i) if the Principal Amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Redemption Date, except in the case of an acceleration resulting from a Default by the Company in the payment of the Redemption Price with respect to such Notes or (ii) if there exists an Equity Condition Failure.

(d)            Except as provided in this Section 5.01, the Notes shall not be redeemable by the Company.

Section 5.02                        Selection of Notes to be Redeemed

.  If less than all the Notes are to be redeemed pursuant to an Optional Redemption, the Company shall select the Notes to be redeemed (in Principal Amounts of $1,000 or integral multiples of $1,000 in excess thereof) by lot, or on a pro rata basis or by any other method the Company reasonably considers fair and appropriate (so long as such method is not prohibited by the rules of The NASDAQ Global Market or any stock exchange on which the shares of Common Stock or other shares of Capital Stock of the Company are then listed, as applicable); provided however that no Note of a Principal Amount of $1,000 or less shall be redeemed in part.  The Company shall make the selection within 7 days from its delivery of the Notice of Optional Redemption from the Company delivered pursuant to Section 5.03 from outstanding Notes not previously called for redemption.

Section 5.03                        Notice of Optional Redemption

.  At least 30 days but not more than 60 days before a Redemption Date in connection with an Optional Redemption, the Company shall mail a written notice of redemption (a "Notice of Optional Redemption") by overnight mail, postage prepaid, to the Holder of Notes to be redeemed.

The Notice of Optional Redemption shall specify the Notes to be redeemed and shall state:

the Redemption Date;

the Redemption Price;

the Applicable Conversion Rate and Applicable Conversion Price;

that Notes called for redemption may be converted at any time before the Close of Business on the Business Day immediately preceding the Redemption Date unless the Company fails to pay the Redemption Price;

that Holders who want to convert Notes must satisfy the requirements set forth therein and in this Agreement;

that Notes called for redemption must be surrendered to the Company for cancellation to collect the Redemption Price;

if fewer than all the outstanding Notes are to be redeemed, the certificate numbers (if such Notes are held other than in global form) and Principal Amounts of the particular Notes to be redeemed; and

that, unless the Company defaults in making payment of such Redemption Price, interest will cease to accrue on and after the Redemption Date.

Section 5.04                        Effect of Notice of Optional Redemption

.  Once a Notice of Optional Redemption is given, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the Notice of Optional Redemption except for Notes that are converted in accordance with the terms of this Agreement.  Upon surrender to the Company, such Notes shall be paid at the Redemption Price stated in the Notice of Optional Redemption.

Section 5.05                        [Reserved]

.

Section 5.06                        Notes Redeemed in Part

.  Upon surrender of a Note that is redeemed in part pursuant to an Optional Redemption, the Company shall execute and deliver to the Holder a new Note in an authorized denomination, which shall be $1,000 or an integral multiple of $1,000 in excess thereof, equal in Principal Amount to the unredeemed portion of the Note surrendered.  The Company shall not be required to (i) issue, register the transfer of or exchange any Notes during a period beginning at the Open of Business 15 days before any selection for redemption of Notes and ending at the Close of Business on the earliest date on which the relevant Notice of Optional Redemption is deemed to have been given to all Holders of Notes to be redeemed or (ii) register the transfer of or exchange any Notes so selected for redemption, in whole or in part, except the unredeemed portion of any Notes being redeemed in part.

If the Company selects a portion of a Holder's Notes for Optional Redemption and the Holder converts a portion of such Holder's Notes, the converted portion of such Holder's Notes shall be deemed to be from the portion selected for redemption, except to the extent of the excess, if any, of such converted portion over such portion selected for redemption.

ARTICLE 6.
 CONDITIONS

Section 6.01                        Closing Date Conditions

.  The obligation of each Holder to purchase the Notes hereunder shall be subject to the satisfaction or waiver on the Closing Date of the conditions precedent set forth below:

The Company shall have delivered to the Holders the Notes and related Guarantees and this Agreement, each dated the Closing Date.

The Company shall have delivered to the Holders an executed copy of:

a certificate of the Company, dated the Closing Date, substantially in the form set forth in Exhibit B hereto together with the attachments specified therein; and

an opinion of Latham & Watkins LLP, dated the Closing Date, in form and substance reasonably acceptable to the Holders.

The Company shall have delivered to the Holders a certificate, dated the Closing Date, of a senior officer of each Credit Party (the statements made in which to have been true and correct on and as of the Closing Date):  (i) attaching copies, certified by such officer as true and complete, of each Credit Party's certificate of incorporation or other organizational documents (together with any and all amendments thereto) certified by the appropriate Governmental Authority as being true, correct and complete copies; (ii) attaching copies, certified by such officer as true and complete, of resolutions of the Board of Directors of each Credit Party authorizing and approving the execution, delivery and performance by each Credit Party of this Agreement and the other Notes Documents and the transactions contemplated herein and therein; (iii) setting forth the incumbency of the officer or officers of each Credit Party who executed and delivered this Agreement and the other Notes Documents including therein a signature specimen of each such officer or officers; and (iv) attaching copies, certified by such officer as true and complete, of certificates of the appropriate Governmental Authority of the jurisdiction of formation, stating that Company and its Subsidiaries were in good standing under the laws of such jurisdiction as of the Closing Date (or such earlier date as shall be acceptable to the Holders).

The Company, the Guarantors and the Lender (as defined in the Credit Agreement) shall have executed and delivered the Credit Agreement and the Company shall have received the net proceeds from borrowings under the Additional Tranche C Loans (as defined in the Credit Agreement).

Healthcare Royalty Partners II, L.P. shall have exercised setoff pursuant Section 2.01(b)(ii) with respect to all fees and expenses due to Holders on the Closing Date.

No event shall have occurred and be continuing that (i) constitutes a Default or an Event of Default or (ii) could reasonably be expected to constitute a Material Adverse Effect, in each case both as of the date of this Agreement and as of the date of issuance of any Notes hereunder.

The representations and warranties made by each Credit Party in Section 8.2 hereof and in the other Notes Documents shall be true and correct in all material respects as of the Closing Date, before and after giving effect to the issuance of the Notes hereunder (except that any representation or warranty that is qualified as to "materiality" or "Material Adverse Effect" shall be true and correct in all respects).

All necessary governmental and third-party approvals, consents and filings, including in connection with the issuance of the Notes and entry into the other Notes Documents shall have been obtained or made and shall remain in full force and effect.

In the event that the Closing Date shall not have occurred prior to 5:00 p.m. on July 31, 2014, this Agreement shall automatically terminate other than Sections 11.08, 15.04, 15.08, 15.16 and 15.17.

ARTICLE 7.
CONVERSION

Section 7.01                        Right to Convert

.

(a)            Subject to and upon compliance with the provisions of this Agreement, each Holder shall have the right, at such Holder's option, at any time prior to the Close of Business on the Business Day immediately preceding the Maturity Date, to convert the Principal Amount of any such Notes, or any portion of such Principal Amount, into shares of Common Stock, provided that any portion of such Principal Amount that a Holder elects to convert is equal to $1,000 or an integral multiple of $1,000 in excess thereof.

(b)            Notwithstanding the foregoing, if a Holder's Note is called for redemption under Article 5, such Holder may surrender such Note for conversion at any time prior to the Close of Business on (i) the Business Day immediately preceding the Redemption Date for such Note or (ii) in the case of a Default by the Company in the payment of the Redemption Price with respect to such Note, the Business Day immediately preceding the day on which such Default is no longer continuing.

(c)            Provisions of this Agreement that apply to conversion of all of a Note also apply to conversion of a portion of a Note.

(d)            A Holder of Notes is not entitled to any rights of a holder of shares of Common Stock until such Holder has converted its Notes, and only to extent such Notes are deemed to have been converted into shares of Common Stock pursuant to this Article 7.

(e)            At any time (whether concurrently with or at any time prior to the delivery of the relevant Mandatory Conversion Notice by the Company) following the occurrence of the condition set forth in Section 5.01(a), the Company may deliver a notice (a "Mandatory Conversion Notice") to any Holder specifying all or any number of such Holder's Notes that will be subject to a mandatory conversion with a Conversion Date that is deemed to occur on the date specified therein, which specified date shall be at least three Business Days following the date of the Mandatory Conversion Notice (such specified date, or, if such date is not a Business Day, the immediately following Business Day, the "Mandatory Conversion Date") (any such conversion, a "Mandatory Conversion"); provided that no Mandatory Conversation shall occur if there exists an Equity Condition Failure.  At or prior to the Close of Business on the Mandatory Conversion Date, each such Holder shall satisfy the requirements set forth in clauses (i) through (v) of Section 7.02(a) with respect to the Notes subject to such Mandatory Conversion and, upon satisfaction thereof, such Notes will be converted in accordance with the provisions of this Agreement and the Notes as if, for such purpose, the Mandatory Conversion Date (or such earlier date on which a Holder completes such requirements) were the Conversion Date for the relevant number of Notes subject to such Mandatory Conversion.

Section 7.02                        Conversion Procedure

.

(a)            In order to exercise the conversion right with respect to any Notes, the Holder of any such Notes to be converted, in whole or in part, shall:

(i)      complete and manually sign the conversion notice provided on the back of the Note or facsimile of the conversion notice and deliver such notice to the Company;

(ii)      surrender the Note to the Company;

(iii)      if required, furnish appropriate endorsements and transfer documents,

(iv)      if required pursuant to Section 7.08, pay any transfer taxes or duties; and

(v)      if required, pay funds equal to interest payable on the next Interest Payment Date to which the Holder is not entitled as required by Section 7.03(c).

The date on which the Holder satisfies all of the applicable requirements set forth above is the "Conversion Date."

(b)            In case any Notes of a denomination greater than $1,000 shall be surrendered for partial conversion, the Company shall execute and deliver to the Holder of the Notes so surrendered, without charge to such Holder, new Notes in authorized denominations in an aggregate Principal Amount equal to the unconverted portion of the surrendered Notes.

Each conversion shall be deemed to have been effected as to any such Notes (or portion thereof) on the date on which the requirements set forth above in Section 7.01(b) have been satisfied as to such Notes (or portion thereof) and the Person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become, as of the Close of Business on the relevant Conversion Date that such Holder converted the Notes, the holder of record of the shares of Common Stock represented thereby.

(c)            Upon the conversion of an interest in a Note, the Holder shall make a notation on such Note as to the reduction in the Principal Amount represented thereby.

(d)            Each share certificate representing Common Stock issued upon conversion of the Notes that are Restricted Notes shall bear the Restricted Stock Legend as set forth in Section 3.07.

Section 7.03                        Settlement upon Conversion

.

(a)            With respect to any conversion of Notes, if any, the Company shall, subject to the provisions of this Article 7, on the third Business Day immediately following the Conversion Date, issue and shall deliver to the converting Holder a certificate or certificates for the number of shares of Common Stock equal to, in respect of each $1,000 Principal Amount of Notes being converted, a number of shares of Common Stock equal to the Applicable Conversion Rate, rounded up to the nearest whole share of Common Stock.

(b)            Upon conversion, Holders shall not receive any separate cash payment for accrued and unpaid interest unless such conversion occurs between a Regular Record Date and the Interest Payment Date to which it relates and the converting Holder was the Holder on the relevant Regular Record Date.

(c)            If Notes are converted after the Close of Business on a Regular Record Date for the payment of interest, Holders of such Notes at the Close of Business on such Regular Record Date will receive the interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion.  Notes surrendered for conversion during the period from the Close of Business on any Regular Record Date to the Open of Business on the immediately following Interest Payment Date, must be accompanied by funds equal to the amount of interest payable on the Notes so converted; provided that no such payment need be made (i) for conversions following the Regular Record Date immediately preceding the Maturity Date or (ii) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Note.

(d)            The Company shall not issue fractional shares upon conversion of Notes.  If multiple Notes shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion (and the number of fractional shares, if any, for which cash shall be delivered) shall be computed on the basis of the aggregate Principal Amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered.

(e)            By delivery to the Holder of the full number of shares of Common Stock issuable upon conversion, the Company will be deemed to satisfy in full its obligation to pay the Principal Amount of the Notes and all accrued and unpaid interest to, but excluding, the Conversion Date.  Upon conversion of the Notes, all accrued and unpaid interest to, but excluding, the Conversion Date will be deemed to be paid in full rather than canceled, extinguished or forfeited, subject to Section 7.03(c) above.

Section 7.04                        Adjustment of Conversion Rate

.  The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs as described below, except that the Company will not make any adjustment to the Conversion Rate if Holders of Notes participate, at the same time and on the same terms as holders of shares of Common Stock, solely as a result of holding the Notes, in any of the transactions described in this Section 7.04, without having to convert their Notes, as if such Holders held a number of shares of Common Stock equal to the Applicable Conversion Rate in effect immediately prior to the adjustment thereof in respect of such transaction, multiplied by the Principal Amount of Notes held by such Holders, divided by $1,000.

(a)            If the Company issues shares of Common Stock as a dividend or distribution on all or substantially all of the shares of the Common Stock, or the Company effects a share split or share combination applicable to all shares of the Common Stock, the Conversion Rate will be adjusted based on the following formula:
CR1 = CR0 x	OS1
OS0

where,

CR0 =	the Conversion Rate in effect immediately prior to the Close of Business on the Record Date of such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or share combination, as applicable;

CR1 =	the Conversion Rate in effect immediately after the Close of Business on such Record Date or immediately after the Open of Business on such effective date, as applicable;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the Close of Business on such Record Date or immediately prior to the Open of Business on such effective date, as applicable; and

OS1 =	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made pursuant to this Section 7.04(a) shall become effective immediately after the Close of Business on the Record Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such share split or share combination, as applicable.  If any dividend, distribution, share split or share combination of the type described in this Section 7.04(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution or to effect such share split or share combination, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or such share split or share combination had not been announced.

(b)            If the Company distributes to all or substantially all holders of shares of Common Stock any rights, options or warrants entitling them for a period of not more than 30 calendar days after the date of such distribution to subscribe for or purchase shares of Common Stock, at a price per share less than the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution, the Conversion Rate will be increased based on the following formula:
CR1 = CR0 x	OS0 + X
OS0 + Y

where,

CR0 =	the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such distribution;

CR1 =	the Conversion Rate in effect immediately after the Close of Business on such Record Date;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the Close of Business on such Record Date;

X =	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y =	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the distribution of such rights, options or warrants.

The foregoing increase in the Conversion Rate shall be successively made whenever any such rights, options or warrants are distributed and shall become effective immediately after the Close of Business on the Record Date for such distribution.  If such rights, options or warrants are not so distributed, the Conversion Rate will be immediately decreased to the Conversion Rate that would then be in effect if such Record Date for such distribution had not been fixed.  In addition, to the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be immediately decreased to the Conversion Rate that would then be in effect had the increase made for the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.

In determining whether any rights, options or warrants entitle the holders of shares of Common Stock to subscribe for or purchase shares of Common Stock at less than such average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable upon exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c)            If the Company distributes shares of its Capital Stock, evidences of its Indebtedness, other assets or property of the Company or rights, options or warrants to acquire the Company's Capital Stock or other securities (the "Distributed Property"), to all or substantially all holders of shares of Common Stock, excluding:

(i)      dividends or distributions of Common Stock or rights, options or warrants of the type described under Section 7.04(a) or Section 7.04(b), as the case may be;

(ii)      dividends or distributions paid exclusively in cash of the type described under Section 7.04(d); and

(iii)      Spin-Offs to which the provisions set forth below in this Section 7.04(c) apply;

then the Conversion Rate will be increased based on the following formula:
CR1 = CR0 x	SP0
SP0 - FMV

where,

CR0 =	the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such distribution;

CR1 =	the Conversion Rate in effect immediately after the Close of Business on such Record Date;

SP0 =	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV =	the fair market value (as determined by the Board of Directors) of the Distributed Property distributed with respect to each outstanding share of Common Stock on the Ex-Dividend Date for such distribution.

Such increase in the Conversion Rate made pursuant to the immediately preceding paragraph shall become effective after the Close of Business on the Record Date for such distribution.  No adjustment pursuant to the above formula shall result in a decrease of the Conversion Rate.  If such distribution is not so paid or made, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.  Notwithstanding the foregoing, if "FMV" (as defined above) is equal to or greater than "SP0" (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, without having to convert its Notes, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution.  If the Board of Directors determines the "FMV" (as defined above) of any distribution for purposes of this Section 7.04(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

With respect to an adjustment pursuant to this Section 7.04(c) where there has been a payment of a dividend or other distribution on all shares of the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary, or other business unit or affiliate, of the Company, where such Capital Stock or similar equity interest is listed or quoted (or will be listed or quoted upon consummation of the Spin-Off) on a major U.S. or non-U.S. securities exchange (as determined by the Company) (a "Spin-Off"), the Conversion Rate will be increased based on the following formula:
CR1 = CR0 x	FMV0 + MP0
MP0

where,

CR0 =	the Conversion Rate in effect immediately prior to the end of the Valuation Period;

CR1 =	the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0 =	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of shares of Common Stock applicable to one share of Common Stock (determined for purposes of the definition of "Last Reported Sale Price" as if such Capital Stock or similar equity interest were Common Stock) over the first ten consecutive Trading Day period after, and including, the effective date of the Spin-Off (the "Valuation Period"); and

MP0 =	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

The increase in the Conversion Rate under the preceding paragraph will be determined as of the Close of Business on the last Trading Day of the Valuation Period but will be given effect immediately after the Close of Business on the Record Date of the Spin-Off; provided that in respect of any conversion during the Valuation Period, references with respect to 10 consecutive Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, and including the effective date of such Spin-Off to, and including, and the Conversion Date in determining the Applicable Conversion Rate.  If any dividend or distribution that constitutes a Spin-Off is declared but not so paid or made, the Conversion Rate shall be immediately decreased, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(d)            If any cash dividend or distribution is paid or made to all or substantially all holders of shares of Common Stock, the Conversion Rate shall be increased based on the following formula:
CR1 = CR0 x	SP0
SP0 - C

where,

CR0 =	the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such dividend or distribution;

CR1 =	the Conversion Rate in effect immediately after the Close of Business on the Record Date for such dividend or distribution;

SP0 =	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C =	the amount in cash per share the Company distributes to holders of shares of Common Stock.

The increase in the Conversion Rate under this Section 7.04(d) will become effective immediately after the Close of Business on the Record Date for such dividend or distribution.  No adjustment pursuant to the above formula shall result in a decrease of the Conversion Rate.  If such dividend or distribution is not so paid or made, the Conversion Rate shall be immediately decreased to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.  Notwithstanding the foregoing, if "C" (as defined above) is equal to or greater than "SP0" (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of the Common Stock, without having to convert its Notes, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Dividend Date for such cash dividend or distribution.

(e)            If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the first 10 consecutive Trading Day period immediately following, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer, the Conversion Rate will be increased based on the following formula:
CR1 = CR0 x	AC + (OS1 x SP1)
OS0 x SP1

where,

CR0 =	the Conversion Rate in effect immediately prior to the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender offer or exchange offer expires;

CR1 =	the Conversion Rate in effect immediately after the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender offer or exchange offer expires;

AC =	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender offer or exchange offer;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the date such tender offer or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender offer of exchange offer);

OS1 =	the number of shares of Common Stock outstanding immediately after the date such tender offer or exchange offer expires (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender offer or exchange offer); and

SP1 =	the average of the Last Reported Sale Prices of Common Stock over the first 10 consecutive Trading Day period immediately following, and including, on the Trading Day next succeeding the date such tender offer or exchange offer expires.

The increase in the Conversion Rate under this Section 7.04(e) shall occur at the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender offer or exchange offer expires but will be given effect immediately after the Close of Business on the date such tender offer or exchange offer expires; provided that in respect of any conversion within the first 10 consecutive Trading Day period immediately following, and including, the date any such tender offer or exchange offer expires, references to 10 consecutive Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the date such tender offer or exchange offer expires to, and including, the Conversion Date in determining the Applicable Conversion Rate.  No adjustment pursuant to the above formula shall result in a decrease of the Conversion Rate (other than, for the avoidance of doubt, a reversal or reduction of such an adjustment as provided herein).

If the Company is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company is ultimately prevented by applicable law from effecting all or any portion of such purchases or all such purchases are rescinded, the Conversion Rate shall immediately be readjusted to the Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made or had been made only in respect of the purchases that had been effected.

(f)            [RESERVED]

(g)            In addition to those Conversion Rate adjustments required by Sections 7.04(a), 7.04(b), 7.04(c), 7.04(d) and 7.04(e), and to the extent permitted by applicable law and subject to the applicable rules of The NASDAQ Global Market (including Market Rule 5635) and, if applicable, any securities exchange on which the Company's securities are then listed, the Company from time to time (i) may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company's best interest and (ii) may also (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of shares of Common Stock or rights to purchase shares of Common Stock in connection with any dividend or distribution of shares of Common Stock (or rights to acquire shares of Common Stock) or similar event.

(h)            The Conversion Rate will not be adjusted, among other things:

(i)      upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company's securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii)      upon the entry into any share repurchase program by the Company, including any accelerated share repurchase transaction or other share repurchase transaction effected through the use of derivatives;

(iii)      upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee or director benefit plan or program of the Company, or assumed by the Company, or any of the Company's Subsidiaries;

(iv)      upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (iii) above and outstanding as of the date the Notes were first issued, except as set forth in Section 7.10;

(v)      for a change in the par value of the Common Stock; or

(vi)      for accrued and unpaid interest, if any, on the Notes.

(i)            Adjustments to the Conversion Rate under this Article 7 shall be calculated to the nearest cent or to the nearest one-ten thousandth (1/10,000th) of a share of Common Stock.  No adjustment shall be made to the Conversion Rate unless such adjustment would require a change of at least 1% in the Applicable Conversion Rate.  Any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any future adjustment.  Notwithstanding the foregoing, upon any conversion of the Notes (solely with respect to the Notes to be converted), the Company shall give effect to all adjustments that Company otherwise has deferred pursuant to the immediately preceding sentence, and those adjustments will no longer be carried forward and taken into account in any future adjustment.

(j)            After any adjustment to the Conversion Rate pursuant hereto, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment became effective and shall mail by overnight mail such notice of such adjustment of the Conversion Rate to each Holder at such Holder's latest address appearing on the list of Holders provided for in Section 3.06, within 20 days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(k)            In any case in which this Section 7.04 provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event issuing to the Holder of any Notes converted after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment.

(l)            For purposes of this Section 7.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company, so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Section 7.05                        Effect of Reclassification, Consolidation, Merger or Sale

.  In the case of (i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination, any stock dividends or any change in par value or to no par value or from no par value to a par value), (ii) any consolidation, merger or combination involving the Company, (iii) any sale, lease or other transfer to a third party of the consolidated assets of the Company and its Subsidiaries substantially as an entirety, or (iv) any statutory share exchange, in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a "Merger Event"), then, at the effective time of the Merger Event, the Company shall execute, and the Holder shall counter-sign, a supplemental agreement permitted under Section 14.01 providing for the right to convert each $1,000 Principal Amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the "Reference Property") upon such Merger Event.  If such Merger Event causes the Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), the Reference Property into which the Notes will be convertible will be deemed to be the weighted average of the types and amounts of consideration received by the holders of shares of Common Stock that affirmatively make such an election.  The Company shall notify Holders of the Notes of such weighted average as soon as practicable after such determination is made.

The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 7.05.  None of the foregoing provisions shall affect the right of a Holder of Notes to convert its Notes into shares of Common Stock as set forth in Section 7.01 and Section 7.02 prior to the effective date of such Merger Event.

Section 7.06                        Adjustments of Prices

.  Whenever any provision of this Agreement requires a calculation of the Last Reported Sale Prices over a span of multiple days, the Company may make adjustments determined by the Company or its agents to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Record Date, effective date or expiration date, as the case may be, of the event occurs, at any time during the period during which such prices are to be calculated.

Section 7.07                        [Reserved]

.

Section 7.08                        Taxes on Shares Issued

.  Any issue of share certificates on conversions of Notes shall be made without charge to the converting Holder for any documentary, transfer, stamp or any similar tax in respect of the issue thereof, and the Company shall pay any and all documentary, stamp or similar issue or transfer taxes or duties that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Notes pursuant hereto.  The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of shares in any name other than that of the Holder of any Notes converted, and, in addition to any other requirements or conditions set forth herein, the Company shall not be required to issue or deliver any such share certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 7.09                        Reservation of Shares

.  The Company shall at all times provide, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Notes from time to time as such Notes are presented for conversion (assuming that, at the time of the computation of such number of shares or securities, all such Notes would be held by a single Holder).

Section 7.10                        Shareholder Rights Plan

.  Each share of Common Stock issued upon conversion of Notes pursuant to this Article 7 shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the shares of Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any current or subsequent shareholder rights agreement adopted by the Company, as any such agreement may be amended from time to time.  Notwithstanding the foregoing, if prior to any conversion such rights have separated from the Common Stock in accordance with the provisions of the applicable shareholder rights agreement, the Conversion Rate shall be adjusted at the time of separation as if the Company had distributed, to all holders of the Common Stock, Distributed Property as described in Section 7.03(c) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 7.11                        Company Determination Final

.  Any determination that the Company or its Board of Directors contemplated pursuant to this Article 7 shall be conclusive if made in good faith and in accordance with the provisions of this Article 7, absent manifest error.

ARTICLE 8.
REPRESENTATIONS AND WARRANTIES

Section 8.01                        Representations and Warranties of Holders

.  Each Holder, severally and not jointly, hereby represents and warrants, as of the date of this Agreement and as of the Closing Date, as follows:

It is an "accredited investor" as that term is defined in Regulation D as promulgated under the Securities Act.  It is purchasing the Notes and the shares of Common Stock issuable upon conversion thereof for its own account solely for investment purposes and not with a view to the resale or distribution of the Notes or such shares of Common Stock.  It has not been formed for the specific purpose of acquiring the Notes or such shares of Common Stock.

It has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of investing in the Notes and shares of Common Stock issuable upon conversion thereof, and it is experienced in investing in capital markets and are able to bear the economic risk of investing in the Notes and such shares of Common Stock, including a complete loss of such investment.

It is aware that an investment in the Notes and shares of Common Stock issuable upon conversion thereof involves a high degree of risk, and such securities are, therefore, a speculative investment.

The Company has not given any investment advice or rendered any opinion to it as to whether an investment in the Notes or shares of Common Stock issuable upon conversion thereof is prudent or suitable.

In making its decision to purchase the Notes and shares of Common Stock issuable upon conversion thereof, (a) it has not relied on any investigation that the Company, or any person acting on its behalf, may have conducted with respect to the Company, the Notes or the shares of Common Stock issuable upon conversion thereof and (b) it has made its own investment decision regarding the Notes and shares of Common Stock issuable upon conversion thereof (including, without limitation, the income tax consequences of purchasing, owning or disposing of the Notes and shares of Common Stock issuable upon conversion thereof in light of its particular situation and tax residence(s) as well as any consequences arising under the laws of any taxing jurisdiction) based on its own knowledge (and information it may have or which is publicly available) with respect to the Company, the Notes and the shares of Common Stock issuable upon conversion thereof.  It agrees that it will not and does not have any right of recourse (whether by way of reimbursements, indemnity or otherwise) against the Company or any other person in respect of such taxes and payments, except as otherwise provided for herein.

It acknowledges that it has (a) had the opportunity to ask questions and receive answers from the Company, (b) been furnished with all other materials that it considers relevant to an investment in the Notes and shares of Common Stock issuable upon a conversion thereof and (c) been given the opportunity fully to perform its own due diligence, in each case, to the extent it has determined adequate to invest in the Notes and shares of Common Stock issuable upon conversion thereof.

It has consulted its own legal, accounting, financial and tax advisors to extent it deems appropriate.

It has not engaged the services of a broker, investment banker or finder to contact any potential investor nor has it agreed to pay any commission, fee or other remuneration to any third party to solicit or contact any potential investor.  It has not engaged in any general solicitation or published any advertisement in connection with the offer and sale of the Notes and shares of Common Stock.

It understands that the Notes and shares of Common Stock issuable upon conversion thereof have not been registered under the Securities Act, are "restricted securities" (within the meaning of Rule 144 under the Securities Act) and it is purchasing the Notes and shares of Common Stock issuable upon conversion thereof in accordance with a valid exemption from the registration requirements under the Securities Act.  It acknowledges that it will receive the Notes and (in certain circumstances) shares of Common Stock issuable upon conversion thereof with a restrictive legend imprinted upon them.  It will not offer, sell, pledge, hedge or otherwise transfer any Notes or shares of Common Stock issuable upon conversion thereof except in a transaction that complies with the Securities Act.

Certain Restrictions on Transfer.  Each Holder hereby undertakes, agrees and covenants that, during the period commencing on, and including, the Closing Date and continuing to, and including, the date that is 90 days after the Closing Date (the "Lock-up Period"), it will not offer, assign, sell, announce the intention to sell, sell any option, other derivative or contract to purchase, purchase any option, other derivative or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any Notes or shares of Common Stock issuable upon conversion thereof or other securities that are convertible or redeemable into or exchangeable for, or that represent the right to receive, such Notes or shares of Common Stock, or enter into any derivative or other transaction having substantially similar economic effect or substantially similar effect, in each case, without the prior written consent of the Company.   Each Holder also agrees not to trade in securities of the Company while such Holder is in possession of material, non-public information in a manner that would violate the U.S. federal securities laws.

HealthCare Royalty Partners II, L.P. agrees that the execution, delivery and performance by Company of this Agreement do not result in a breach of or constitute a default under the Credit Agreement Indebtedness Documents.  The immediately preceding sentence applies, without limitation, to any payment of principal or interest, any delivery of shares of Common Stock following conversion by the Holders, any redemption of Notes and any other payment or obligation of the Company hereunder, in each case in accordance with the terms of this Agreement.

Section 8.02                        Representations and Warranties of the Credit Parties

.  Each Credit Party hereby represents and warrants to Holders as of the date of this Agreement and as of the date of issuance of any Notes hereunder (except for any representations and warranties which speak as to a specific date, which representations and warranties shall be made as of the date specified) as follows:

(a)            Existence.  The Company and each of its Subsidiaries (i) is a corporation duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of incorporation; (ii) has all necessary powers, licenses, authorizations, consents and approvals required to carry on its business as now conducted and to own and lease its properties; and (iii) is duly qualified to do business as a foreign corporation, and is in good standing, in every jurisdiction where such concepts are applicable and the failure to be so qualified or in good standing has not had, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)            Authorization.  Each Credit Party has all necessary power and authority to enter into, execute and deliver this Agreement and the other Transaction Documents and to perform all of the obligations to be performed by it hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

(c)            Enforceability.  This Agreement and each other Notes Document to which each Credit Party is a party has been duly authorized, executed and delivered by each Credit Party and constitutes, and each of the other Transaction Documents, when executed and delivered by each Credit Party, will constitute, the valid and binding obligation of each Credit Party, enforceable against each Credit Party in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally or general equitable principles (regardless of whether enforcement is sought in equity or at Law).

(d)            Governmental Authorization.  None of the execution and delivery by each Credit Party of the Transaction Documents, the performance by each Credit Party of any of the obligations to be performed by them hereunder or thereunder, or the consummation by each Credit Party of any of the transactions contemplated hereby or thereby, will require any notice to, action, approval or consent by, or in respect of, or filing or registration with, any Governmental Authority or other Person, except filings necessary to perfect Liens created under the Credit Agreement Indebtedness Documents and filings required to be made with the SEC.

(e)            No Conflicts.  No consent or approval of, or notice to, any Person is required by the terms of any Material Contract for the execution or delivery of, or the performance of the obligations of each Credit Party under, this Agreement and the other Notes Documents to which each Credit Party is party or the consummation of the transactions contemplated hereby or thereby, and such execution, delivery, performance and consummation will not result in any breach or violation of, or constitute a default under Credit Party Documents, any Material Contract or any Law applicable to Company, any of its Subsidiaries or any of its or their assets, subject in each case to the application of Sections 9-406, 9-407 and 9-408 of the Uniform Commercial Code as then in effect in any relevant jurisdiction.

(f)            No Material Adverse Effect.  Since the date of the Financial Statements, there has been no change, effect, event, state of facts, development, condition or circumstance that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(g)            Authorization of the Common Stock.  The shares of Common Stock issuable upon conversion of the Notes have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action and such shares, when issued upon such conversion, will be validly issued and will be fully paid and non-assessable and free and clear of all Liens; and the issuance of such shares upon such conversion will not be subject to the preemptive or other similar rights of any securityholder of the Company.

(h)            Public Filings, etc.  As of the date hereof and the Closing Date, (i) the Company's 10-K for the period ended December 31, 2013 and 10-Q for the quarterly period ended March 31, 2014 and the Company's public filings filed with the Commission since January 1, 2014 pursuant to the Exchange Act, when all such above-referenced filings are taken collectively as a whole, do not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (ii) no written information supplied by or on behalf of the Company or any of its Subsidiaries to the Holders in connection with this Agreement or the Credit Agreement, taken as a whole, includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i)            Solvency.  Immediately after the consummation of the transactions contemplated by the Notes Documents to occur on the Closing Date and after giving effect to the Loans (as defined in the Credit Agreement) made pursuant to the Credit Agreement, (i) the fair value of the properties and assets of the Company and its Subsidiaries, taken as a consolidated group, on a going concern basis will exceed its debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of the Company and its Subsidiaries, taken as a consolidated group, on a going concern basis will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Company and its Subsidiaries, taken as a consolidated group, will be generally able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Company and its Subsidiaries, taken as a consolidated group, will not have unreasonably small capital with which to conduct its business, as now conducted.

(j)            Investment Company Act.   Neither Company nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

(k)            Foreign Corrupt Practices Act. Neither the Company nor any of its Subsidiaries nor any of its directors, officers, employees or, to the Knowledge of each Credit Party, Affiliates or agents, has taken any action, directly or indirectly, that would result in a violation by such Persons of the FCPA, including making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any "foreign official" (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA.  The Company, any of its Subsidiaries and, to the Knowledge of each Credit Party, its Affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(l)            Broker's Fees.  Except as set forth on Schedule 8.02(z) of the Disclosure Letter, neither the Company nor any of its Subsidiaries has taken any action that would entitle any Person to any commission or broker's, finder's, placement or other similar fee in connection with the transactions contemplated by the Transaction Documents.

(m)            Private Offering; No Integration or General Solicitation.

(i)            Assuming (i) the Notes are issued, sold and delivered under the circumstances contemplated by this Agreement and (ii) the accuracy of the representations and warranties of the Holders set forth in Section 8.1 herein, and their compliance with the agreements set forth herein and therein, it is not necessary in connection with the offer, sale and delivery of the Notes to the Holders in the manner contemplated by this Agreement to register the Notes under the Securities Act.

(ii)            No Credit Party has, directly or indirectly, offered, sold or solicited any offer to buy, and no Credit Party will, directly or indirectly, offer, sell or solicit any offer to buy, any security of a type or in a manner which would be integrated with the sale of the Notes and require the Notes to be registered under the Securities Act.  None of the Credit Parties, their respective Affiliates or any Person acting on its or any of their behalf (other than the Holders, as to whom the Credit Parties make no representation or warranty) has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities Act) in connection with the offering of the Notes.

(n)            Survival of Representations and Warranties.  All representations and warranties of the Company and the Guarantors contained in this Agreement shall survive the execution, delivery and acceptance thereof by the Parties and the closing of the transactions described in this Agreement.

Section 8.03

ARTICLE 9.
EVENTS OF DEFAULT; REMEDIES

Section 9.01                        Events of Default

.  "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

default by the Company in any payment of interest on any Notes when due and payable and such default continues for a period of 30 days;

default by the Company in the payment of any principal or premium of any Note when due and payable on the Maturity Date, any Redemption Date, any Change of Control Payment Date, upon declaration of acceleration or otherwise;

failure by the Company to comply with its obligation to convert the Notes in accordance with this Agreement upon exercise of a Holder's conversion right, and such failure continues for a period of five Business Days;

any Guarantees cease to be in full force and effect (except as contemplated by the terms of this Agreement) or are declared null and void in a judicial proceeding or any Credit Party deny or disaffirm their respective obligations (in writing) under this Agreement or the Guarantee and such event continues for a period of 30 days;

failure by the Company to comply with its obligations under Sections 4.03(c), 4.04. 4.06 or Article 10, hereof and such failure continues for a period of 10 Business Days;

failure by the Company in the performance of any other covenant or agreement of the Company in the Notes or in this Agreement that continues for a period of 60 days after receipt by the Company of a Notice of Default;

(i) any Event of Default (as defined in the Credit Agreement Indebtedness Documents) under the Credit Agreement Indebtedness Documents or (ii) Issuer or any of its Subsidiaries (A) fails to pay when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) any Indebtedness (other than the obligations hereunder) having an aggregate principal amount in excess of $5,000,000 and such failure continues for more than five (5) consecutive Business Days or (B) fails to perform or observe any covenant or agreement to be performed or observed by it contained in any agreement or in any instrument evidencing any of its Indebtedness having an aggregate principal amount in excess of $5,000,000 and, as a result of such failure, any other party to that agreement or instrument is entitled to exercise the right to accelerate the maturity of any Indebtedness thereunder and such Indebtedness is accelerated and such acceleration continues for a period of 30 days;

any uninsured judgment, decree or order in excess of $2,000,000 (excluding amounts subject to indemnification from third parties for which the third party has acknowledged liability) shall be rendered against the Company and any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced upon such judgment, decree or order or (ii) such judgment, decree or order shall not have been settled, satisfied, stayed, vacated or discharged within thirty (30) days from entry;

the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company or any Subsidiary of the Company of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law, (ii) a decree or order adjudging the Company or a Subsidiary of the Company as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary of the Company under any applicable federal, state or foreign law or (iii) appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of a Subsidiary of the Company of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

the commencement by the Company or by a Subsidiary of the Company of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or of a Subsidiary of the Company in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of a Subsidiary of the Company or of any substantial part of such entity's property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or by a Subsidiary of the Company in furtherance of any such action; and

any representation or warranty of the Company or any of its Subsidiaries in any Notes Document to which it is party or in any certificate, financial statement or other document delivered by the Company or such Subsidiary in connection with this Agreement proves to have not been true and correct in any material respect at the time it was made (except that any representation or warranty that is qualified as to "materiality" or "Material Adverse Effect" shall be true and correct in all respects).

Section 9.02                        Acceleration of Maturity:  Waiver of Past Defaults and Rescission

.

(a)            If an Event of Default (other than those specified in Section 9.01(i) and 9.01(j) involving the Company) occurs and is continuing, then and in every such case the Holders of at least a majority in the aggregate Principal Amount of the outstanding Notes may declare 100% of the Principal Amount plus the Repayment Premium plus accrued and unpaid interest on all the outstanding Notes to be due and payable immediately, by a notice in writing to the Company (and to the other Holders if given by any Holder), and upon any such declaration such Principal Amount plus accrued and unpaid interest shall become immediately due and payable.

Notwithstanding the foregoing, in the case of an Event of Default specified in Section 9.01(i) or Section 9.01(j) with respect to the Company (but not with respect to any Subsidiary of the Company or any group of Subsidiaries of the Company that, in the aggregate, would constitute a Subsidiary of the Company), 100% of the Principal Amount plus accrued and unpaid interest on all outstanding Notes will automatically become due and payable without any declaration or other act on the part of any Holder.

(b)            The Holders of a majority in aggregate Principal Amount of the outstanding Notes, by written notice to the Company and each other Holder, may (x) waive any past Default and its consequences and (y) at any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained, rescind any such acceleration with respect to the Notes and its consequences, except, in each case, with respect to a Default described in Section 9.01(a), Section 9.01(b) or Section 9.01(c), or in respect of a covenant or provision hereof which under Article 14 cannot be modified or amended without the consent of the Holder of each outstanding Note affected, if:

(i)      such rescission will not conflict with any judgment or decree of a court of competent jurisdiction; and

(ii)      all existing Events of Default have been cured or waived.

Upon any such waiver, the Default which has been waived shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured, for every other purpose of the Agreement; but not such waiver shall extend to any subsequent or other Default or impair any right consequent.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 9.03                        [Reserved]

.

Section 9.04                        Unconditional Right of Holders to Receive Payment

.  Notwithstanding any other provision of this Agreement, the right of any Holder to receive payment of the Principal Amount (including the Redemption Price or interest in respect of the Notes held by such Holder, on or after the respective due dates expressed in the Notes, any Redemption Date or otherwise, as applicable), any accrued and unpaid interest and to convert the Notes in accordance with Article 7, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected without the consent of such Holder.

Section 9.05                        Restoration of Rights and Remedies

.  If any Holder has instituted any proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Holder, then and in every such case, subject to any determination in such proceeding, the Company and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Holders shall continue as though no such proceeding had been instituted.

Section 9.06                        Rights and Remedies Cumulative

.  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 3.07, no right or remedy herein conferred upon or reserved to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 9.07                        Delay or Omission Not Waiver

.  No delay or omission of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Holders.

Section 9.08                        Control by Holders

.  The Holders of a majority in aggregate Principal Amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Holders.

Section 9.09                        Undertaking for Costs

.  In any suit for the enforcement of any right or remedy under this Agreement in respect of the Notes, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorney's fees and expenses, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant; but the provisions of this Section 9.09 shall not apply to any suit instituted by the Company or to any suit instituted by any Holder for the enforcement of the payment of the Principal Amount on any Note on or after the Maturity Date of such Note.

ARTICLE 10.
MERGER, CONSOLIDATION OR SALE OF ASSETS

Section 10.01                                        Company May Consolidate, etc., only on Certain Terms

.  The Company shall not, in a single transaction or through a series of related transactions, consolidate or merge with or into any other Person, or, directly or indirectly, sell, convey, transfer, lease or otherwise dispose of all or substantially all of the Company's assets to another Person or group of affiliated Persons, except that the Company may consolidate or merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its assets to another Person if:

(i)      the Company is the surviving Person or the resulting, surviving, transferee or successor Person (the "Successor Company") (if other than the Company) expressly assumes by an agreement supplemental hereto all obligations of the Company under this Agreement, including payment of the Principal Amount and interest on the Notes, and the performance and observance of all of the covenants and conditions of this Agreement to be performed by the Company; and

(ii)      immediately after giving effect to such transaction, no Default under this Agreement has occurred and is continuing.

Section 10.02                                        Successor Substituted

.  Upon any consolidation of the Company with, or merger of the Company into, any other Person or any sale, conveyance, transfer, lease or other disposal of all or substantially all of the Company's assets to another Person in accordance with Section 10.01, the Successor Company formed by such consolidation or into which the Company is merged or to which such sale, conveyance, transfer, lease or other disposal is made shall succeed to, and may exercise every right and power of, the Company under this Agreement with the same effect as if such Successor Company had been named as the Company herein, and thereafter.  If the predecessor is still in existence after such transaction, it will be released from its obligations and covenants under this Agreement and the Notes, except in the case of a lease of all or substantially all of its properties and assets.

ARTICLE 11.
REGISTRATION RIGHTS

Section 11.01                                        Exercise of Demand

.  At any time after the date ninety (90) days immediately following the Closing Date, a Holder or Holders (each, a "Requesting Holder") may deliver a written request to the Company in accordance with Section 15.02 (a "Demand") that the Company effect a registration (a "Demand Registration") with respect to the Registrable Securities under the Securities Act to cover a registered sale of such Registrable Securities for cash by such Holder; provided, however, that the Holders shall not make more than one (1) Demand in the aggregate per calendar quarter.  Such Demand shall specify the number of Registrable Securities such Requesting Holder intends to include in such registration and the methods by which such Requesting Holder intends to sell or dispose of such Registrable Securities (including whether such Requesting Holder intends to distribute the Registrable Securities by means of an underwritten offering).  Reasonably promptly after receipt of such Demand, the Company shall, subject to the terms and conditions of this Article 11, use its reasonable efforts to effect such registration (including by using reasonable efforts to file a Registration Statement (and executing an undertaking to file any amendments thereto) covering the Registrable Securities so requested to be registered (subject to "Blackout Periods" determined by the Board of Directors in good faith as and to the extent provided in Section 11.05), using its reasonable efforts to cause such filed Registration Statement to become effective promptly, and to qualify such Registrable Securities under applicable blue sky or other securities laws of any state of the United States of America to the extent set forth herein and complying with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution in an underwritten offering of all or such portion of such Registrable Securities as are specified in such request; provided, however, that the Company shall not be obligated to take any action to effect, or keep effective, any such registration, qualification or compliance pursuant to this Section 11.01 if there is a currently effective Registration Statement on Form S-3 pursuant to Section 11.02 below and the Company has taken all actions necessary to effect a registration of all Requesting Holders' Registrable Securities pursuant to Section 11.02 below.

In addition, in the event a Holder or Holders holds more than 500,000 shares of Common Stock issued upon conversion of the Notes, which shares no longer meet the definition of Registrable Securities solely due to clause (b) or clause (c) of such definition, then such Holder or Holders shall have the right to make up to three (3) additional Demands in the aggregate for a registration statement with respect to an underwritten offering of such shares of Common Stock (notwithstanding that such shares do not meet such definition); provided that any such Demand shall  be for at least 500,000 of such shares of Common Stock and the Company shall have the rights with respect to any such underwritten offering set forth in Section 11.03.

Section 11.02                                        Shelf Registration

.  The Company shall, reasonably promptly after the Closing Date, file a Registration Statement for a delayed or continuous offering pursuant to Rule 415 under the Securities Act (or any successor rule or regulation thereto) (together with the prospectus included therein, all amendments and supplements thereto and all exhibits and materials incorporated by reference therein, the "Shelf Registration Statement") with respect to the resale of the Registrable Securities and will use reasonable efforts to cause such Shelf Registration Statement to be declared effective by the SEC as promptly as reasonably practicable after such filing (a "Shelf Registration").  Each Shelf Registration Statement filed in connection with a Shelf Registration shall cover all of the Registrable Securities.  The Company will use reasonable efforts to keep such Shelf Registration Statement (A) continuously effective, supplemented and amended (subject to "Blackout Periods" determined by the Board of Directors in good faith as and to the extent provided in Section 11.05) and (B) available for resales of the Registrable Securities by the Holders (subject to such "Blackout Periods"); provided, however, that in the event that Form S−3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall undertake to register the Registrable Securities on Form S−3 as soon as such form is available, provided that the Company shall maintain the effectiveness of any Registration Statement then in effect until such time as a Registration Statement on Form S−3 covering the Registrable Securities has been declared effective by the Commission.

Section 11.03                                        Company's Right to Participate in Certain Offerings; Underwriting

.  In connection with any Demand Registration, if the Demand relating thereto includes more than 500,000 Registrable Securities, then (i) at the Company's option, the proposed offering relating thereto may be an underwritten offering, with the lead managing underwriter for such offering to be mutually agreed by the Requesting Holder and the Company, and (ii) the Company may include up to a like number of shares of Common Stock as were requested to be included in such registration by the Requesting Holder.  In connection with any underwritten offering under a Shelf Registration, the Holders, in consultation with the Company, shall be entitled to select the lead managing underwriter for any underwriting of Registrable Securities.  In any underwritten offering covered by this Article 11, the Company shall use reasonable efforts to enter into any reasonable agreement requested by such lead managing underwriter in connection with the offering, including, but not limited to, an underwriting agreement in customary form with such lead managing underwriter; provided, however, that in no event shall the Company be required to include shares of Common Stock or any other securities for its own account in such offering.

Section 11.04                                        No Derivatives.For the avoidance of doubt and notwithstanding anything to the contrary herein, each Holder acknowledges and agrees that the transactions intended to be covered by the registration obligations in this Article 11 will only cover the resale of such Registrable Securities for cash by the Holder thereof and not include (without limiting the generality of any other limitations on such transactions elsewhere herein), sales of Registrable Securities by transferees, pledgees or other successors in interest to a Requesting Holder; sales or loans by a Requesting Holder or third parties pursuant to derivative or other transactions in connection with which Registrable Securities are to be delivered; or the sale or delivery of Registrable Securities in connection with the sale by the Requesting Holder or a third party of securities exchangeable for or convertible into Registrable Securities or upon exchange or conversion of such securities.

Section 11.05                                        Obligations of the Company

.  At such time as the Company is obligated to file a Registration Statement with the Commission pursuant to this Article 11, the Company shall also be obligated to use reasonable efforts to take the following actions:

reasonably promptly prepare and file with the Commission such amendments and supplements to any Registration Statement filed pursuant to Section 11.01 or Section 11.02 and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective until such time as the securities of the Holders subject to such Registration Statement cease to be Registrable Securities; provided that, for the avoidance of doubt, in no event shall the Company have any obligation to keep such Registration Statement effective after such time as all of the securities of such Holders subject to such Registration Statement have been sold pursuant to the Registration Statement or Rule 144 or any other available exemption from the registration requirements of the Securities Act;

before filing a Registration Statement or prospectus or any amendments or supplements thereto (excluding documents to be incorporated by reference therein, except in the case of the preparation of the initial Registration Statement), a reasonable period of time before filing, furnish to legal counsel for each Holder participating in such offering and the underwriters, if any, copies of all such documents in sub-

stantially the form proposed to be filed (including documents incorporated therein by reference), to enable such Holders and the underwriters, if any, to review such documents prior to the filing thereof, and the Company shall make such reasonable changes thereto (including changes to, or the filing of amendments reflecting such changes to, documents incorporated by reference) as may be reasonably requested by such Holders and the managing underwriter or underwriters, if any;

furnish or make available to each Holder participating in such offering, and each underwriter, if any, without charge, such number of conformed copies of the Registration Statement and each post-effective amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits, unless requested in writing by such Holder or underwriter(s)), and such other documents, as such Holders or such underwriter(s) may reasonably request, and upon request a copy of any and all transmittal letters or other correspondence to or received from, the Commission or any other relevant Governmental Authority relating to such offering;

cooperate with the Holders participating in such offering and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving written representations and covenants from each such Holder in form reasonably satisfactory to the Company that the Registrable Securities represented by the certificates so delivered by such Holder have been sold, and will be transferred, in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the underwriter(s), if any, or such Holders may request reasonably promptly following such sale;

register and qualify the securities covered by such Registration Statement under "blue sky" laws of such jurisdictions as shall be reasonably requested by the underwriters and Holders (and to maintain such registrations and qualifications effective for the applicable period of time set forth in Section 11.05(a) above), and to do any and all other acts and things that may be necessary or advisable to enable the underwriters and such Holders to consummate the disposition in such jurisdictions of such shares (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not be required but for this Section 11.05(e), (ii) subject itself to taxation in any such jurisdiction, or (iii) file any general consent to service of process in any such jurisdiction));

notify each Holder of Registrable Securities covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.  The Company will use reasonable efforts promptly to amend or supplement such prospectus or Registration Statement or any document incorporated or deemed to be incorporated therein by reference, or file any other required document, as applicable, in order to cause such prospectus to not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

notify each Holder of Registrable Securities covered by such Registration Statement and the underwriters:  (i) when the prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iv) if at any time any of the representations or warranties of the Company contemplated by paragraph (j) below cease to be true and correct; and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

furnish, at the request of any Holder, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, or, if the Registrable Securities are not being sold through underwriters, on the date that the Registration Statement becomes effective, the letter (including any "bringdowns" related thereto) from the independent certified public accountants of the Company issued pursuant to the underwriting agreement relating to the offering and addressed to the underwriters;

cause all Registrable Securities sold pursuant to a Registration Statement to be listed on The NASDAQ Global Market;

make such representations and warranties to the participating Holders and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings by selling shareholders of comparable size and confirm the accuracy of the same if and when requested, and matters relating to the compliance of the Registration Statement and the prospectus with the Securities Act;

bear all expenses in connection with the procedures in Section 11.01, Section 11.02 and this Section 11.07 and the registration of the Registrable Securities pursuant to the Registration Statement; provided, however, that each Holder shall bear the cost of Selling Expenses with respect to such Holder's Registrable Securities, if any, in connection with the offering of the Registrable Securities pursuant to the Registration Statement and each Holders and any other Person participating in such offering shall bear all such specified Selling Expenses pro rata among each other on the basis of the number of Registrable Securities which have been registered;

in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction, reasonably promptly obtain the withdrawal of such order; and

if requested by any underwriter for purposes of a disposition of Registrable Securities, provide such underwriter, its attorneys and agents the opportunity to conduct a reasonable due diligence investigation with respect to the Company.

Section 11.06                                        Black-Out Periods

.  Notwithstanding anything to the contrary herein, the Company may delay the disclosure of material, non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors, in the best interest of the Company and, in the opinion of counsel to the Company, otherwise required (a "Black-Out Period"); provided, that the Company shall promptly notify the Holders in writing of the existence of material, non−public information giving rise to a Black-Out Period (provided that in each notice the Company will not be required to disclose the content of such material, non−public information to the Holders) and the date on which the Black-Out Period will begin, and (ii) notify the Holders in writing of the date on which the Black-Out Period ends; and, provided further, that the Black-Out Periods shall not exceed an aggregate of 20 Trading Days during any three hundred sixty five (365) day period and the first day of any Black-Out Period must be at least 30 days after the last day of any prior Black-Out Period  (each, an "Allowable Black-Out Period"). For purposes of determining the length of a Black-Out Period above, the Black-Out Period shall begin on and include the date the Holders receive the notice referred to in clause (i) and shall end on and include the later of the date the Holders receive the notice referred to in clause (ii) and the date referred to in such notice. The provisions of Section 11.05(l) hereof shall not be applicable during the period of any Allowable Black-Out Period. Upon expiration of the Black-Out Period, the Company shall again be bound by Section 11.05(g) with respect to the information giving rise thereto unless such material, non−public information is no longer applicable. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of any Holder in accordance with the terms of this Agreement in connection with any sale of Registrable Securities with respect to which a Holder has entered into a contract for sale, and delivered a copy of the prospectus included as part of the applicable Registration Statement (unless an exemption from such prospectus delivery requirement exists), prior to the Holder's receipt of the notice of a Black-Out Period and for which the Holder has not yet settled.

Section 11.07                                        Effect of Failure to File and Obtain and Maintain Effectiveness of Registration Statement or Failure to Timely Convert

.

(a)            Notwithstanding anything herein to the contrary, if (a) a Registration Statement covering all of the Registrable Securities required to be covered thereby and required to be filed by the Company pursuant to this Agreement is (i) not filed with the Commission (a "Filing Failure") on or before the 30th day following the Closing Date (the "Filing Deadline") or (ii) not declared effective by the Commission

(an "Effectiveness Failure") on or before on or before the 90th day following the Closing Date (the "Effectiveness Deadline"), (b) on any day after the Effective Date of a Registration Statement, sales of all of the Registrable Securities required to be included on such Registration Statement cannot be made (other than during an Allowable Grace Period) pursuant to such Registration Statement (including, without limitation, because of a failure to keep such Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to such Registration Statement or to register a sufficient number of shares of Common Stock) (a "Maintenance Failure") or (c) the Company fails to deliver via DWAC or issue a certificate to a Holder for the number of shares of Common Stock to which such Holder is entitled upon conversion of any amount of Notes on or prior to the date which is three (3) Trading Days after the Conversion Date (a "Conversion Failure"), then, as partial relief for the damages to any holder by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock, additional interest shall accrue on the principal amount of the Notes at a rate of 0.50% per annum (which rate shall be increased by an additional 0.50% per annum for each subsequent 90-day period that such additional interest continues to accrue, provided that the rate at which such additional interest continues to accrue may in no event exceed 1.0% per annum) until such Filing Failure, Effectiveness Failure, Maintenance Failure or Conversion Failure, as the case may be, is cured. The payments to which a holder shall be entitled pursuant to this Section 11.07 are referred to herein as "Delay Payments." Any Delay Payments will be payable in the same form, on the same dates and to the same persons as the Company makes other interest payments on the Notes; provided, that any Delay Payments in respect of a Conversion Failure shall be payable only to the Holder or Holders whose shares have not been delivered. In the event the Company fails to make Delay Payments in a timely manner, such Delay Payments shall bear interest at the rate of one percent (1.0%) per month (prorated for partial months) until paid in full.

Section 11.08                                        Obligations of Holders

.

(a)            Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it or an exemption therefrom in connection with sale of Registrable Securities pursuant to the Registration Statement.

(b)            Each Holder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in  Section 11.06(f) or Section 11.06(g)(iii), such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or prospectus until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 11.06(f), or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus.

(c)            Each Holder shall furnish to the Company materially complete and accurate information regarding such Holder, the Registrable Securities and other securities of the Company held by it and the distribution proposed by such Holder as shall be required by applicable law or requested by the underwriter(s) to effect the registration of their Registrable Securities.

Section 11.09                                        Indemnification

.

(a)            To the extent permitted by law, the Company will indemnify each Holder, each of its officers, directors, partners and agents, and each Person controlling such Holder (within the meaning of Section 15 of the Securities Act), with respect to any registration, qualification, compliance or sale which has been effected pursuant to this Article 11, and each underwriter, if any, and each Person who controls any underwriter (within the meaning of Section 15 of the Securities Act), against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance or sale, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any such prospectus, in the light of the circumstances in which they were made) not misleading, or any violation (or alleged violation) by the Company of (i) the Securities Act, the Exchange Act or any rule or regulation promulgated thereunder or (ii) the securities or similar laws of any state or other jurisdiction in which Registrable Securities are sold in an underwritten offering, and the Company will reimburse or pay for the account of each Holder, each of its officers, directors, partners and agents, each Person controlling such Holder, each such underwriter and each Person who controls any such underwriter, for any legal and any other expenses reasonably incurred (as and when incurred) in connection with investigating, preparing the defense of or defending any such claim, loss, damage, liability or action; provided that, notwithstanding the foregoing, the Company will not be liable hereunder in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with information furnished to the Company by such Holder, such controlling person or underwriter.

(b)            To the extent permitted by law, each Holder will, if securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a Registration Statement, each Person who controls the Company or such underwriter (within the meaning of Section 15 of the Securities Act), and any other Person participating in such registration, each of its officers and directors and each Person controlling (within the meaning of Section 15 of the Securities Act) such Person participating in such registration, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular or other document incident to any such registration, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any such prospectus, in the light of the circumstances in which they were made) not misleading and will reimburse or pay for the account of the Company, such Persons, such directors, officers, Persons, underwriters or control Persons for any legal or any other expenses reasonably incurred (as and when incurred) in connection with investigating, preparing the defense of or defending any such claim, loss, damage, liability or action; provided that in no event shall any Holder have any liability hereunder in any such case except to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with information furnished to the Company by such Holder.

(c)            Each Person entitled to indemnification under this Section 11.09 (the "Indemnified Party") shall give notice to the Person required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (which approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such Indemnified Party's expense; provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement except to the extent that the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action.  No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

(d)            The obligations of the Company and each Holder under this Section 11.09 shall survive the completion of any offering of Registrable Securities in a Registration Statement pursuant to this Agreement.

(e)            If a claim for indemnification under Section 11.09(a) or Section 11.09(b) is available by its terms but is held by a court of competent jurisdiction to be unavailable or insufficient to hold harmless an Indemnified Party, then each Indemnifying Party in lieu of indemnifying such Indemnified Party shall contribute to the amount paid or payable by such Indemnified Party as a result of any such claim, loss, liability or action that otherwise would have been indemnified under Section 11.09(a) or Section 11.09(b), as the case may be, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other, in connection with the statements, omissions, actions or inactions that resulted in such claim, loss, liability or action, as well as any other relevant equitable considerations.  The relative fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or the Indemnified Party, any action or inaction by any such Party, and the Parties'

relative intent, knowledge, access to information and opportunity to correct or prevent such statement, omission, action or inaction.  The amount of such claim, loss, liability or action subject to this Section 11.09(e) shall be deemed to include any reasonable legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such claim, loss, liability or action (which shall be limited as provided in Section 11.09(c) if the Indemnifying Party has assumed the defense of any such action in accordance with the provisions thereof).  Notwithstanding the foregoing in this Section 11.09(e), no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Party who was not guilty of such fraudulent misrepresentation.  Promptly after receipt by an Indemnified Party of written notice of the commencement or threatened commencement of any claims for which a claim for contribution may be made against an Indemnifying Party under this Section 11.09(e) and if a notice for indemnification has not been otherwise given under this Section 11.09, such Indemnified Party shall give written notice thereof in the manner set forth hereunder for a claim for indemnification to the Indemnifying Party; provided, however, that the failure to so notify the Indemnifying Party shall not relieve it of any obligation to provide contribution hereunder except to the extent that the Indemnifying Party's ability to defend such action is materially prejudiced by the failure to give such timely notice.  The Parties acknowledge that determining contribution pursuant to this Section 11.09(e) by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 11.09(e) would not be just or equitable.  For the avoidance of doubt, if indemnification is available under Section 11.09(a) or Section 11.09(b), the Indemnifying Parties shall indemnify each Indemnified Party to the fullest extent provided in Section 11.09(a) or Section 11.09(b) without regard to the relative fault of said Indemnifying Party or Indemnified Party or any other equitable consideration provided for in this Section 11.09(e).

Section 11.10                                        Effectiveness; Termination; Survival

.  The provisions of this Article 11 shall survive the termination of this Agreement.

ARTICLE 12.
GUARANTEE

Section 12.01                                        Guarantee

.  By its execution hereof, each Guarantor acknowledges and agrees that it receives substantial benefits from the Company and the issuance of the Notes and that the Guarantors are providing their Guarantee for good and valuable consideration, including, without limitation, such substantial benefits.  Accordingly, subject to the provisions of this Article 12, the Guarantors hereby jointly and severally unconditionally guarantee, as a primary obligor and not as a surety, to each Holder and its successors and assigns that:  (x) the principal of (including the Redemption Price), and interest on the Notes shall be duly and punctually paid in full and/or performed in accordance with the terms of this Agreement when due, whether at the Maturity Date, upon declaration of acceleration, upon redemption, upon conversion or otherwise, and interest on overdue principal, interest, and (to the extent permitted by law) interest on any interest, if any, on the Notes and (y) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at the Maturity Date, by acceleration, redemption, conversion or otherwise.  Furthermore, subject to the provisions of this Article 12, the Guarantors hereby jointly and severally unconditionally guarantee to each Holder and their respective successors and assigns that (z) all other obligations of the Company to the Holders hereunder or under the Notes (including fees, expenses or other) shall be promptly paid in full or performed, all in accordance with the terms hereof, subject, however, in the case of clauses (x), (y) and (z) above, to the limitations set forth in Section 12.03 hereof (the obligations set forth in this Section 12.01 collectively, the "Guarantee Obligations").  The Guarantee constitutes a senior unsubordinated obligation of each Guarantor.

(a)            Subject to the provisions of this Article 12, the Guarantors hereby jointly and severally agree that the Guarantee hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Agreement, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any thereof, the entry of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of any Guarantor.  Each Guarantor hereby waives and relinquishes:  (a) any right to require the Holders or the Company (each, a "Benefited Party") to proceed against the Company or any other Person or to proceed against or exhaust any security held by a Benefited Party at any time or to pursue any other remedy in any secured party's power before proceeding against the Guarantor; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of a Benefited Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons; (c) demand, protest and notice of any kind (except as expressly required by this Agreement), including but not limited to notice of the existence, creation or incurring of any new or additional Indebtedness or obligation or of any action or non-action on the part of the Guarantor, the Company, any Benefited Party, any creditor of the Guarantor or the Company or on the part of any other Person whomsoever in connection with any obligations the performance of which are hereby guaranteed; (d) any defense based upon an election of remedies by a Benefited Party, including but not limited to an election to proceed against the Guarantor for reimbursement; (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (f) any defense arising because of a Benefited Party's election, in any proceeding instituted under Bankruptcy Law, of the application of Section 1111(b)(2) of the Bankruptcy Code; and (g) any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code.  Each Guarantor hereby covenants that, except as otherwise provided therein, the Guarantee shall not be discharged except by payment in full of all Guarantee Obligations, including the principal and interest on the Notes and all other costs provided for under this Agreement.

(b)            The Guarantors as principal obligors and as separate and independent obligations and liabilities from their other obligations and liabilities under this Agreement jointly and severally agree to indemnify and keep indemnified each Holder in full and on demand in respect of the performance and discharge of the Guarantee Obligations (except where the Company's failure to perform or discharge the Guarantee Obligations results from such Holder's failure to comply with its obligations under the Agreement or the Company contesting any payment or part of a payment in good faith).

(c)            If any Holder is required by any court or otherwise to return to either the Company or any Guarantor, any amount paid by the Company or such Guarantor to such Holder, then the Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.  The Guarantors jointly and severally agree that they shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guarantee Obligations hereby until payment in full of all such obligations guaranteed hereby.  The Guarantors jointly and severally agree that, as between them, on the one hand, and the Holders, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 9 hereof for the purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantee Obligations, and (y) in the event of any acceleration of such obligations as provided in Article 9 hereof, such Guarantee Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of the Guarantee.

(d)            If, at any time after the date of this Agreement, a Subsidiary that was not a Guarantor on the date hereof subsequently provides the Guarantee or the Company or any of its Subsidiaries creates or acquires a new Subsidiary (other than those Subsidiaries expressly excluded from the definition of Guarantor herein), the Company will cause such Subsidiary to (i) execute a supplemental agreement, (ii) provide a notation of Guarantee pursuant to such supplemental agreement and (iii) otherwise comply with the provisions of this Article 12 including, but not limited to, endorsing and delivering a notation of Guarantee.

Section 12.02                                        Execution and Delivery of Guarantee

.  To evidence the Guarantee set forth in Section 12.01 hereof, each Guarantor agrees that a notation of the Guarantee substantially in the form thereof included in Section 2.03 hereto shall be endorsed on each Note and that this Agreement shall be executed on behalf of each Guarantor by an officer of such Guarantor.

(a)            The Guarantors jointly and severally agree that the Guarantee set forth in this Article 12 shall remain in full force and effect and apply to all the Notes notwithstanding any failure to endorse on each Note a notation of the Guarantee.

(b)            If any officer whose facsimile signature is on a Note or a notation of Guarantee no longer holds that office at the time the Note is executed on which the Guarantee is endorsed, the Guarantee shall be valid nevertheless.

(c)            The delivery of any Note, after the execution thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Agreement on behalf of each Guarantor.

Section 12.03                                        Limitation of Guarantors' Liability; Certain Bankruptcy Events

.  Each Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the Guarantee Obligations of the Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law.  To effectuate the foregoing intention, the Holders and each Guarantor hereby irrevocably agree that the Guarantee Obligations of the Guarantors under this Article 12 shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of the Guarantors, result in the Guarantee Obligations of the Guarantors under the Guarantee not constituting a fraudulent transfer or conveyance.

Section 12.04                                        Application of Certain Terms and Provisions to the Guarantors

.

(a)            For purposes of any provision of this Agreement which provides for the delivery by any Guarantor of an Officers' Certificate, the definitions of such terms in Section 1.01 hereof shall apply to such Guarantor as if references therein to the Company or Guarantors, as applicable, were references to such Guarantor.

(b)            Any request, direction, order or demand which by any provision of this Agreement is to be made by the Guarantors shall be sufficient if evidenced as described in Section 15.02 hereof as if references therein to the Company were references to a Guarantor.

Section 12.05                                        Releases

.  If, in compliance with the terms and provisions of the Notes Documents, all of the Capital Stock of any Guarantor is sold or otherwise transferred (a "Transferred Guarantor") to a Person or Persons, none of which is the Company or a Subsidiary, such Transferred Guarantor shall, upon the consummation of such sale or transfer, be automatically released from its obligations under this Agreement.

ARTICLE 13.
 [RESERVED]

ARTICLE 14.
AMENDMENTS

Section 14.01                                        Amendments

.  No Notes Document or provision thereof may be waived, amended or modified except by an agreement or agreements in writing executed by the Company and the Holders; provided, however, that, for the avoidance of doubt, this Section 14.01 shall not limit in any way any provision of this Agreement that expressly allows or requires any amendment, modification or waiver.

ARTICLE 15.
MISCELLANEOUS

Section 15.01                                        Transfer and Assignment

.  No Holder may transfer or assign all or any portion of its rights, interests or obligations under this Agreement or the Notes without prior written consent of the Company (not to be unreasonably withheld, conditioned or delayed, it being understood and agreed that the Company may withhold its consent to such a transfer or exchange if the Board of Directors determines in good faith that such transfer would not be in the best interest of the Company based on the proposed transferee's investment intention or investment history).  The Company may not transfer or assign all or any portion of its rights, interests or obligations under this Agreement or the Notes without prior written consent of the Holders; provided, however, that, for the avoidance of doubt, this sentence shall not limit in any way the provisions of Article 7 or Article 10.

Section 15.02                                        Notices

.  Any notice or communication shall be in writing (including telecopy promptly confirmed in writing) and delivered in person, sent by electronic email or mailed by overnight mail addressed as follows:

if to the Company:

Raptor Pharmaceutical Corp.
5 Hamilton Landing, Suite 160
Novato, CA  94949
Attention:  Chief Financial Officer
E-mail:  gerbez@raptorpharma.com

if to the Holders:

HealthCare Royalty Partners II, L.P.
300 Atlantic Street, Suite 600
Stamford, CT  06901
Attention:  Clarke B. Futch
 E-mail:  clarke.futch@hcroyalty.com

HCRP Overflow Fund, L.P.
300 Atlantic Street, Suite 600
Stamford, CT  06901
Attention:  Clarke B. Futch
 E-mail:  clarke.futch@hcroyalty.com

and

MOLAG Healthcare Royalty, LLC
300 Atlantic Street, Suite 600
Stamford, CT  06901
Attention:  Clarke B. Futch
 E-mail:  clarke.futch@hcroyalty.com

with a copy (which shall not constitute notice) to each of:

HealthCare Royalty Partners II, L.P.
300 Atlantic Street, Suite 600
Stamford, CT  06901
Attention:  Vice President – Legal
 E-mail:  royalty@hcroyalty.com

and

Cahill Gordon & Reindel llp
80 Pine Street
New York, NY  10005
Attn:  Geoffrey E. Liebmann
 E-mail:  gliebmann@cahill.com

The Company and each Guarantor, by notice to each of the Holders, may designate additional or different addresses for subsequent notices or communications.  Any of the Holders, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication overnight mailed to a registered Holder shall be mailed to the Holder at the Holder's address as it appears in Section 15.02 and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 15.03                                        [Reserved]

.

Section 15.04                                        Confidentiality

.

(a)            Except as expressly authorized in this Agreement or the other No Notes Documents or except with the prior written consent of the Disclosing Party, the Recipient hereby agrees that (i) it will use the Confidential Information of the Disclosing Party solely for the purpose of the transactions contemplated by this Agreement and the other Notes Documents and exercising its rights and remedies and performing its obligations hereunder and thereunder; (ii) it will keep confidential the Confidential Information of the Disclosing Party; and (iii) it will not furnish or disclose to any Person any Confidential Information of the Disclosing Party.

(b)            Notwithstanding anything to the contrary set forth in this Agreement or any other Notes Document, the Recipient may, without the consent of the Disclosing Party, but with prior written notice when permissible to the Disclosing Party, furnish or disclose Confidential Information of the Disclosing Party to (i) the Recipient's Affiliates and their respective Representatives, actual or potential financing sources, investors or co-investors and permitted assignees, purchasers, transferees or successors-in-interest under Section 3.07, in each such case, who need to know such information in order to provide or evaluate the provision of financing to the Recipient or any of its Affiliates or to assist the Recipient in evaluating the transactions contemplated by this Agreement and the other Notes Documents or in exercising its rights and remedies and performing its obligations hereunder and thereunder and who are, prior to such furnishing or disclosure, informed of the confidentiality and non-use obligations contained in this Section 15.04 and who are bound by written or professional confidentiality and non-use obligations no less stringent than those contained in this Section 15.04; and (ii) permitted assignees, purchasers, transferees or successors-in-interest under Section 3.07, in each such case, who need to know such information in connection with such actual or potential assignment, sale or transfer, including, following any such assignment, sale or transfer, in order to exercise their rights and remedies and perform their obligations under this Agreement and the other Notes Documents and who are, prior to such furnishing or disclosure, informed of the confidentiality and non-use obligations contained in this Section 15.04 and who are bound by written or professional confidentiality and non-use obligations no less stringent than those contained in this Section 15.04.

(c)            In the event that the Recipient, its Affiliates or any of their respective Representatives is required by applicable Law, applicable stock exchange requirements or legal or judicial process (including by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to furnish or disclose any portion of the Confidential Information of the Disclosing Party, the Recipient shall, to the extent legally permitted, provide the Disclosing Party, as promptly as practicable, with written notice of the existence of, and terms and circumstances relating to, such requirement, so that the Disclosing Party may seek, at its expense, a protective order or other appropriate remedy (and, if the Disclosing Party seeks such an order, the Recipient, such Affiliates or such Representatives, as the case may be, shall provide, at their expense, such cooperation as such Disclosing Party shall reasonably require).  Subject to the foregoing, the Recipient, such Affiliates or such Representatives, as the case may be, may disclose that portion (and only that portion) of the Confidential Information of the Disclosing Party that is legally required to be disclosed; provided, however, that the Recipient, such Affiliates or such Representatives, as the case may be, shall exercise reasonable efforts (at their expense) to preserve the confidentiality of the Confidential Information of the Disclosing Party, including by obtaining reliable assurance that confidential treatment will be accorded any such Confidential Information disclosed.  Notwithstanding anything to the contrary contained in this Agreement or any of the other Notes Documents, in the event that the Recipient or any of its Affiliates receives a request from an authorized representative of a U.S. or foreign tax authority for a copy of this Agreement or any of the other Notes Documents, the Recipient or such Affiliate, as the case may be, may provide a copy hereof or thereof to such tax authority representative without advance notice to, or the consent of, the Disclosing Party; provided, however, that the Recipient shall, to the extent legally permitted, provide the Disclosing Party with written notice of such disclosure as soon as practicable.

(d)            Notwithstanding anything to the contrary contained in this Agreement or any of the other Notes Documents, the Recipient may disclose the Confidential Information of the Disclosing Party, including this Agreement, the other Notes Documents and the terms and conditions hereof and thereof, to the extent necessary in connection with the enforcement of its rights and remedies hereunder or thereunder or as required to perfect the Recipient's rights hereunder or thereunder.

(e)            Neither Party shall, and each Party shall cause its Affiliates not to, without the prior written consent of the other Party (which consent shall not be unreasonably withheld or delayed), issue any press release or make any other public disclosure with respect to the transactions contemplated by this Agreement or any other Transaction Document, except if and to the extent that any such release or disclosure is required by applicable Law, by the rules and regulations of any applicable stock exchange or by any Governmental Authority of competent jurisdiction, in which case, the Party proposing (or whose Affiliate proposes) to issue such press release or make such public disclosure shall use commercially reasonable efforts to consult in good faith with the other Party regarding the form and content thereof before issuing such press release or making such public announcement.

(f)            Except with respect to a Holder's internal communications or private communications with its Representatives, the Holders shall not, and shall cause its Representatives, its Affiliates and its Affiliates' Representatives not to make use of the name, nickname, trademark, logo, service mark, trade dress or other name, term, mark or symbol identifying or associated with the Company without the Company's prior written consent to the specific use in question, provided that the consent of the Company shall not be required with respect to publication of the Company's name and logos in the a Holder's promotional materials, including without limitation the websites for a Holder and its Affiliates consistent with its use of other similarly situated Third Parties' names and logos.

Section 15.05                                        When Notes Are Disregarded

.  In determining whether the Holders of the required Principal Amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Affiliate of the Company shall be disregarded and deemed not to be outstanding.  Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

Section 15.06                                        Administration and Enforcement Expenses

.  The Company shall promptly reimburse the Holders on demand for all reasonable out-of-pocket costs and expenses incurred by the Holders (including the reasonable out-of-pocket fees and expenses of one outside counsel to the Holders) as a consequence of or in connection with any Default or Event of Default.

Section 15.07                                        Legal Holidays

.  If an Interest Payment Date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.  If a Regular Record Date is a Legal Holiday, the Regular Record Date shall not be affected.  In any case where the Maturity Date or Redemption Date, as the case may be, of any Note is a Legal Holiday, then (notwithstanding any other provision of this Agreement or of the Notes) payment of principal need not be made on such date, but may be made on the next succeeding day that is not a Legal Holiday, with the same force and effect as if made on such Maturity Date or Redemption Date, as the case may be.

Section 15.08                                        Governing Law

.  THIS AGREEMENT AND THE NOTES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT OR THE NOTES, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 15.09                                        No Recourse against Others

.  An incorporator, director, officer, employee, Affiliate or shareholder of the Company or any Guarantor, solely by reason of this status, shall not have any liability for any obligations of the Company or any Guarantor under the Notes, this Agreement or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Note, each Holder shall waive and release all such liability.  The waiver and release shall be part of the consideration for the issue of the Notes.

Section 15.10                                        Successors

.  All agreements of the Company, the Guarantors and each Holder, as applicable, in this Agreement and the Notes shall bind their respective successors.

Section 15.11                                        Multiple Originals

.  The parties may sign any number of copies of this Agreement.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Agreement.  Delivery of an executed counterpart by facsimile shall be effective as delivery of a manually executed counterpart thereof.

Section 15.13                                        Table of Contents; Headings

.  The table of contents and headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 15.14                                        Severability Clause

.  In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 15.15                                        Calculations

.  Except as otherwise provided herein, the Company (or its agents) will be responsible for making all calculations called for under this Agreement or the Notes.  The Company (or its agents) will make all such calculations in good faith and, absent manifest error, its calculations will be final and binding on Holders.  Upon written request of a Holder, the Company (or its agents) will provide a schedule of its calculations.

Section 15.16                                        Waiver of Jury Trial

.  EACH OF THE COMPANY, EACH GUARANTOR AND EACH HOLDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE SECURITIES OR THE TRANSACTION CONTEMPLATED THEREBY.

Section 15.17                                        Consent to Jurisdiction

.

(a)            Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States sitting in the State and City of New York, County and Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such state court sitting in the State and City of New York, County and Borough of Manhattan or, to the extent permitted by law, in such federal court sitting in the State and City of New York, County and Borough of Manhattan.

(b)            Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action proceeding arising out of or relating to this Agreement or the Notes in any New York State or federal court.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 15.18                                        Force Majeure

.  In no event shall the Company be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services; it being understood that the Company shall use reasonable efforts which are consistent with accepted practices in its industry to resume performance as soon as practicable under the circumstances.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

RAPTOR PHARMACEUTICAL CORP.

By:                /s/ Georgia Erbez
      Name:                                                                                        Georgia Erbez
      Title:          Chief Financial Officer

RAPTOR PHARMACEUTICALS INC.,
 as Guarantor

By:	/s/ Georgia Erbez Name:Georgia Erbez Title:Chief Financial Officer, Secretary and Treasurer

HEALTHCARE ROYALTY PARTNERS II, L.P.,
 as Holder

By:   HEALTHCARE ROYALTY GP II, LLC,
 its General Partner

By:                        /s/ Clarke B. Futch
  Name:  Clarke B. Futch
  Title:  Founding Managing Director

HCRP OVERFLOW FUND, L.P.,
 as Holder

By:      HCRP OVERFLOW GP, LLC, its General Partner

By:                        /s/ Clarke B. Futch
                Name:  Clarke B. Futch
                Title:  Founding Managing Director

MOLAG HEALTHCARE ROYALTY, LLC,
 as Holder

By:	VANDERBILT ACCOUNT MANAGEMENT, LLC, as Investment Manager

By:                        /s/ Clarke B. Futch
        Name:  Clarke B. Futch
        Title:  Founding Managing Director

EXHIBIT A

[FORM OF RESTRICTED STOCK LEGEND]

THE SHARES OF COMMON STOCK REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED, HEDGED OR OTHERWISE TRANSFERRED, EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND A CURRENT PROSPECTUS, (2) IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT, OR (3) PURSUANT TO ANOTHER APPLICABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

PRIOR TO GIVING EFFECT TO ANY TRANSACTION IN ACCORDANCE WITH THE FOREGOING PARAGRAPH, THE COMPANY AND THE TRANSFER AGENT FOR THE COMMON STOCK RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.  NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.